                                                                     EXHIBIT 2.1






                          AGREEMENT AND PLAN OF MERGER

                                   dated as of

                                  June 22, 2003

                                      among

                             COMSHARE, INCORPORATED

                        GEAC COMPUTER CORPORATION LIMITED


                                       and

                           CONDUCTOR ACQUISITION CORP.

                                TABLE OF CONTENTS


ARTICLE 1 DEFINITIONS............................................................................................ 1
   Section 1.01.        Definitions.............................................................................. 1

ARTICLE 2 THE OFFER.............................................................................................. 5
   Section 2.01.        The Offer................................................................................ 5
   Section 2.02.        Company Action........................................................................... 7
   Section 2.03.        Directors................................................................................ 8
   Section 2.04.        Top-Up Option............................................................................ 9

ARTICLE 3 THE MERGER............................................................................................ 11
   Section 3.01.        The Merger.............................................................................. 11
   Section 3.02.        Conversion of Shares.................................................................... 12
   Section 3.03.        Surrender and Payment................................................................... 12
   Section 3.04.        Stock Options........................................................................... 13
   Section 3.05.        Stock Purchase Plan..................................................................... 13
   Section 3.06.        Adjustments............................................................................. 13
   Section 3.07.        Withholding Rights...................................................................... 13
   Section 3.08.        Lost, Stolen or Destroyed Certificates.................................................. 14

ARTICLE 4 THE SURVIVING CORPORATION............................................................................. 14
   Section 4.01.        Articles of Incorporation............................................................... 14
   Section 4.02.        Bylaws.................................................................................. 14
   Section 4.03.        Directors and Officers.................................................................. 14

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................................................... 14
   Section 5.01.        Corporate Existence and Power........................................................... 14
   Section 5.02.        Corporate Authorization................................................................. 15
   Section 5.03.        Governmental Authorization.............................................................. 15
   Section 5.04.        Non-contravention....................................................................... 15
   Section 5.05.        Capitalization.......................................................................... 16
   Section 5.06.        Subsidiaries............................................................................ 17
   Section 5.07.        SEC Filings............................................................................. 17
   Section 5.08.        Financial Statements.................................................................... 18
   Section 5.09.        Disclosure Documents.................................................................... 18
   Section 5.10.        Absence of Certain Changes.............................................................. 19
   Section 5.11.        No Undisclosed Material Liabilities..................................................... 20
   Section 5.12.        Compliance with Laws and Court Orders................................................... 21
   Section 5.13.        Litigation.............................................................................. 21
   Section 5.14.        Finders' Fees........................................................................... 21
   Section 5.15.        Taxes................................................................................... 21
   Section 5.16.        Employee Benefit Plans.................................................................. 22
   Section 5.17.        Antitakeover Statutes and Rights Agreement.............................................. 25
   Section 5.18.        Intellectual Property................................................................... 26
   Section 5.19         Title and Condition of Properties....................................................... 28
   Section 5.20         Insurance............................................................................... 28
   Section 5.21         Certain Contracts....................................................................... 28

   Section 5.22         Employment Matters...................................................................... 29
   Section 5.23         Voting Requirements..................................................................... 29
   Section 5.24.        Disclaimer of Other Representations and Warranties...................................... 30

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF PARENT.............................................................. 30
   Section 6.01.        Corporate Existence and Power........................................................... 30
   Section 6.02.        Corporate Authorization................................................................. 30
   Section 6.03.        Governmental Authorization.............................................................. 30
   Section 6.04.        Non-contravention....................................................................... 31
   Section 6.05.        Disclosure Documents.................................................................... 31
   Section 6.06.        Finders' Fees........................................................................... 32
   Section 6.07.        Financing............................................................................... 32

ARTICLE 7 COVENANTS OF THE COMPANY.............................................................................. 32
   Section 7.01.        Conduct of the Company.................................................................. 32
   Section 7.02.        Shareholder Meeting; Proxy Material..................................................... 35
   Section 7.03.        Access to Information................................................................... 35
   Section 7.04.        No Solicitation; Other Offers........................................................... 35
   Section 7.05.        Rights Agreement; Takeover Statutes..................................................... 37
   Section 7.06.        Section 16 Matters...................................................................... 37

ARTICLE 8 COVENANTS OF PARENT................................................................................... 37
   Section 8.01.        Confidentiality......................................................................... 37
   Section 8.02.        Obligations of Merger Subsidiary........................................................ 38
   Section 8.03.        Voting of Shares........................................................................ 38
   Section 8.04.        Director and Officer Liability.......................................................... 38
   Section 8.05.        Employee Benefits after the Merger...................................................... 39
   Section 8.06.        Financing............................................................................... 41

ARTICLE 9 COVENANTS OF PARENT AND THE COMPANY................................................................... 41
   Section 9.01.        Commercially Reasonable Efforts......................................................... 41
   Section 9.02.        Certain Filings......................................................................... 42
   Section 9.03.        Public Announcements.................................................................... 42
   Section 9.04.        Further Assurances...................................................................... 42
   Section 9.05.        Merger Without Meeting of Shareholders.................................................. 42

ARTICLE 10 CONDITIONS TO THE MERGER............................................................................. 42
   Section 10.01.       Conditions to Obligations of Each Party................................................. 42

ARTICLE 11 TERMINATION.......................................................................................... 43
   Section 11.01.       Termination............................................................................. 43
   Section 11.02.       Effect of Termination................................................................... 45
   Section 11.03.       Fees and Expenses....................................................................... 45

ARTICLE 12 MISCELLANEOUS........................................................................................ 46
   Section 12.01.       Notices................................................................................. 46
   Section 12.02.       Survival of Representations and Warranties.............................................. 47
   Section 12.03.       Amendments; No Waivers.................................................................. 47

   Section 12.04.       Successors and Assigns.................................................................. 47
   Section 12.05.       Governing Law........................................................................... 47
   Section 12.06.       Jurisdiction............................................................................ 47
   Section 12.07.       Waiver of Jury Trial.................................................................... 48
   Section 12.08.       Counterparts; Effectiveness; Benefit.................................................... 48
   Section 12.9.        Entire Agreement........................................................................ 48
   Section 12.10.       Captions................................................................................ 48
   Section 12.11.       Severability............................................................................ 48
   Section 12.12.       Specific Performance.................................................................... 48
   Section 12.13.       No Prejudice............................................................................ 49

                          AGREEMENT AND PLAN OF MERGER



         THIS AGREEMENT AND PLAN OF MERGER dated as of June 22, 2003, is among Comshare, Incorporated, a Michigan corporation (the "COMPANY"), Geac Computer Corporation Limited, a corporation governed by the Canada Business Corporations Act ("PARENT"), and Conductor Acquisition Corp., a Michigan corporation and an indirect wholly owned subsidiary of Parent ("MERGER SUBSIDIARY").

                                    RECITALS

         WHEREAS, the Board of Directors of each of Parent and Merger Subsidiary has determined that it is advisable and in the best interests of Parent and Merger Subsidiary to engage in a transaction whereby Merger Subsidiary will acquire the Company on the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, the Board of Directors of the Company (the "BOARD OF DIRECTORS") has, after considering the long-term prospects and interests of the Company and its shareholders, determined that it is advisable and in the best interests of the Company and its shareholders to engage in a transaction whereby Merger Subsidiary will acquire the Company on the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, Parent, Merger Subsidiary and the Company wish to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Subsidiary and the Company hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

Section 1.01. Definitions.

         (a) The following terms, as used herein, have the following meanings:

         "ACQUISITION PROPOSAL" means any offer or proposal for, or any inquiry or indication of interest in, (i) any sale, lease, exchange, mortgage, transfer or other disposition of 50% or more of the consolidated assets of the Company and its Subsidiaries, (ii) any acquisition or purchase of an equity interest in the Company representing in excess of 15% of the power to vote for the election of the directors of the Company, or any tender offer or exchange offer for equity securities of the Company as a result of which the offeror would hold such an equity interest in the Company, (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 50% of the consolidated assets of the Company, (iv) a plan of liquidation or extraordinary dividend relating to more than 50% of its total assets or (v) the repurchase by the Company or its Subsidiary of more than 50% of the outstanding Shares, in each case other than the Transactions (as defined in Section 2.02(a)).

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; for purposes hereof "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

         "ANTITRUST LAW" means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

          "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York or Detroit, Michigan are authorized or required by law to close.

         "BENEFICIALLY OWNED" means, with respect to any Shares held by any Person, that such Person is the beneficial owner of such Shares as defined in Rule 13d-3 promulgated under the 1934 Act.

         "CODE" means the Internal Revenue Code of 1986.

         "FULLY DILUTED SHARES" means all outstanding Shares on a fully diluted basis, after giving effect to the exercise, conversion or termination of all options, warrants, rights and securities exercisable or convertible into the Shares.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of
1976.

         "KNOWLEDGE" of any Person that is not an individual means the actual conscious knowledge of such Person's executive officers.

         "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, claim, security interest or encumbrance of any kind or nature whatsoever in respect of such property or asset.

         "MATERIAL ADVERSE EFFECT" means, with respect to any Person, any change, result, effect, event, occurrence or state of facts (or any development that has had or is reasonably likely to have any change or effect) that is or would reasonably be expected to be materially adverse to the business, financial condition, assets, liabilities or results of operations or prospects of such Person and its Subsidiaries, taken as a whole, or which is or would reasonably be expected to be materially adverse to the ability of such Person to consummate the Transactions; provided, however, that none of the following shall be deemed in itself, either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect: (i) any such effect resulting from or arising in connection with this Agreement or the Transactions or the execution or announcement hereof, (ii) changes in circumstances or conditions affecting the industry in which the Company and its Subsidiaries operate or affecting software companies in general, (iii) changes in general economic, regulatory or political conditions or in financial or securities markets in the United States or elsewhere, (iv) changes in generally accepted accounting principles or (v) any change in the price at which the Shares are publicly traded. The failure of a Person to meet any particular revenue or earnings forecast or estimate for any period ending after the date of this Agreement, including estimates prepared by equity analysts or other third parties, as well as internal forecasts prepared by management of such Person, shall not, in and of itself, be deemed to constitute a Material Adverse Effect.

         "MICHIGAN LAW" means the Michigan Business Corporation Act.

         "1933 ACT" means the Securities Act of 1933.

         "1934 ACT" means the Securities Exchange Act of 1934.

         "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "SEC" means the Securities and Exchange Commission.

         "SHARES" means the shares of common stock, $1.00 par value, of the Company.

         "STOCK OPTION" means an employee or director stock option to purchase Shares under any employee or director stock option or compensation plan or arrangement of the Company, not including the Stock Purchase Plan (as defined in Section 3.05) or the Top-Up Option.

         "SUBSIDIARY" means, with respect to any Person, any corporation or other legal entity of which such Person controls (either alone or through or together with any other Subsidiary) more than 50% of the capital stock or other ownership interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         "THIRD PARTY" means a Person, as defined in this Agreement, other than Parent or any of its Affiliates.

         Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder. Any reference to dollar amounts shall be to United States dollars.

         (b) Each of the following terms is defined in the Section set forth opposite such term:

                  TERM                                                                           SECTION
                  ----                                                                           -------
                  Acquisition Proposal.......................................................      7.04
                  Agreement..................................................................      Annex A
                  Board of Directors.........................................................      Recitals
                  Certificates...............................................................      3.03
                  Company Copyrights.........................................................      5.18
                  Company Disclosure Documents...............................................      5.09
                  Company Financial Advisor..................................................      2.02(a)
                  Company Marks..............................................................      5.18
                  Company Patents............................................................      5.18
                  Company Proxy Statement....................................................      5.03
                  Company SEC Documents......................................................      5.07
                  Company Secret Information.................................................      5.18
                  Company Securities.........................................................      5.05
                  Company Shareholder Meeting................................................      7.02
                  Company Subsidiary Securities..............................................      5.06
                  Comshare Plan..............................................................      8.05
                  Confidentiality Agreement..................................................      7.03
                  Determination Time.........................................................      Annex A
                  DOJ........................................................................      9.01
                  Disclosure Schedule........................................................      Article 5
                  Effective Time.............................................................      3.01
                  Employee Plans.............................................................      5.16
                  ERISA......................................................................      5.16
                  Exchange Agent.............................................................      3.03
                  Expenses...................................................................      11.03
                  Foreign Plans..............................................................      5.16
                  Foreign Retirement Plan....................................................      5.16
                  Foreign Welfare Plan.......................................................      5.16
                  FTC........................................................................      9.01
                  GAAP.......................................................................      5.08
                  Governmental Entity........................................................      5.03
                  Indemnified Person.........................................................      8.04
                  Independent Directors......................................................      2.03
                  Information Statement .....................................................      5.09
                  Intellectual Property......................................................      5.18
                  Material Contract..........................................................      5.21
                  Merger.....................................................................      3.01
                  Merger Consideration.......................................................      3.02
                  Minimum Condition..........................................................      2.01
                  Offer......................................................................      2.01
                  Offer Documents............................................................      2.01
                  Offer Price................................................................      2.01
                  Parent Plans...............................................................      8.05
                  Parent's 401(k) Plan.......................................................      8.05
                  Preferred Stock............................................................      5.05
                  Required Cash Amount.......................................................      6.07
                  Rights.....................................................................      2.01

                  Rights Agreement...........................................................      2.01
                  Schedule 14D-9.............................................................      2.02
                  Schedule TO................................................................      2.01
                  Stock Purchase Plan........................................................      3.05
                  Subsequent Offering Period.................................................      2.01
                  Superior Proposal..........................................................      7.04
                  Surviving Corporation......................................................      3.01
                  Surviving Corporation New Plans............................................      8.05
                  Takeover Statute...........................................................      5.17(a)
                  Taxes......................................................................      5.15
                  Taxing Authority...........................................................      5.15
                  Tax Return.................................................................      5.15
                  Termination Fee............................................................      11.03
                  Top-Up Closing.............................................................      2.04
                  Top-Up Exercise Event......................................................      2.04
                  Top-Up Option..............................................................      2.04
                  Top-Up Option Shares.......................................................      2.04
                  Top-Up Response Date.......................................................      2.04
                  Top-Up Termination Date....................................................      2.04
                  Transactions...............................................................      2.02
                  U.K. Pension Plan..........................................................      5.16
                  Uncertificated Shares......................................................      3.03
                  Voting Agreement...........................................................      5.05(d)
                  Welfare Plan...............................................................      5.16


                                    ARTICLE 2
                                    THE OFFER

Section 2.01. The Offer.

                  (a) As promptly as practicable after the date hereof, but in no event later than July 3, 2003, Merger Subsidiary shall commence (within the meaning of Rule 14d-2(a) under the 1934 Act) an offer (the "OFFER") to purchase any and all of the outstanding Shares, together with the Series A Preferred Stock purchase rights (the "RIGHTS") attached thereto issued pursuant to the Rights Agreement, dated as of September 16, 1996, between the Company and Computershare Investor Services LLC, as successor to KeyBank National Association, Key Corp Shareholder Services, Inc. and Harris Trust and Savings Bank's corporate trust business, as Rights Agent (the "RIGHTS AGREEMENT"), at a price of $4.60 per Share (the "OFFER PRICE"), net to the seller in cash, subject to reduction for any applicable withholding taxes and, if such payment is to be made other than to the registered holder, any applicable stock transfer taxes payable by such holder. The Offer shall be subject to the condition that there shall be validly tendered in accordance with the terms of the Offer, prior to the expiration date of the Offer, and not withdrawn, a number of Shares that, together with the Shares then owned by Parent or any of its Subsidiaries, represents at least a majority of the Fully Diluted Shares (the "MINIMUM CONDITION"), and Merger Subsidiary shall not be required to accept for payment or pay for any Shares, and may terminate the Offer, if, on the expiration date of the Offer (as extended in accordance with this Section 2.01), (i) the Minimum Condition has not been met, or (ii) the other conditions set forth in Annex A hereto have not been satisfied.

                  (b) Merger Subsidiary expressly reserves the right to waive the Minimum Condition or any of the other conditions to the Offer and to make any change in the terms or conditions of the Offer; provided that no change or waiver may be made that, without the prior written consent of the Company, waives the Minimum Condition, changes the form of consideration to be paid, decreases the price per Share or the number of Shares sought in the Offer, imposes conditions to the Offer in addition to those set forth herein or is otherwise adverse to the holders of the Shares, or waives the condition that by the Determination Time any applicable waiting period under the HSR Act or any laws, rules or regulations analogous to the HSR Act existing in foreign jurisdictions has expired or been terminated. Notwithstanding anything in this Agreement to the contrary, without the consent of the Company, Merger Subsidiary shall have the right to extend the Offer beyond the initial expiration date in the following events: (i) from time to time, but in no event later than October 1, 2003, if, at the initial expiration date (or extended expiration date of the Offer, if applicable), one or more of the conditions to the Offer (other than the Minimum Condition, to which this clause does not apply) shall not have been satisfied or waived, until such conditions are satisfied or waived; (ii) for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer or any period required by applicable United States' law; or (iii) if all of the conditions to the Offer are satisfied or waived but the number of Shares validly tendered and not withdrawn is less than ninety percent (90%) of the then outstanding number of Shares, for a subsequent offering period (the "SUBSEQUENT OFFERING PERIOD") consistent with Rule 14d-11 of the 1934 Act, provided that Merger Subsidiary shall accept and pay for all shares validly tendered and not withdrawn as soon as reasonably practicable prior to the date of such extension, shall otherwise meet the requirements of Rule 14d-11 under the 1934 Act in connection with such extension and shall waive any condition to the consummation of the Merger, other than the condition in Section 10.01(c), that may fail to be satisfied during such extension. In addition, Parent and Merger Subsidiary agree that Merger Subsidiary shall, if requested by the Company, (i) from time to time extend the Offer if, at the initial expiration date (or any extended expiration date of the Offer, including pursuant to this sentence, if applicable), no conditions to the Offer other than the conditions set forth in clause (a) or clause (b) of Annex A then excuse performance by Merger Subsidiary under Annex A, for twenty (20) Business Days after such previously scheduled expiration date or (ii) provide a Subsequent Offering Period if there shall be validly tendered and accepted by Merger Subsidiary a number of Shares that, together with the Shares then owned by Parent or any of its Subsidiaries, represents at least eighty percent (80%), but not more than ninety percent (90%), of the Shares outstanding. Upon the satisfaction or waiver of all conditions to the Offer and subject to the terms and conditions of this Agreement, Merger Subsidiary will, and Parent will cause Merger Subsidiary to, accept for payment, purchase and pay for, in accordance with the terms of the Offer, all Shares and associated Rights validly tendered and not withdrawn pursuant to the Offer as soon as reasonably practicable after the expiration of the Offer. Parent shall provide or cause to be provided to Merger Subsidiary all of the funds necessary to purchase any Shares that Merger Subsidiary becomes obligated to purchase pursuant to the Offer or during the Subsequent Offering Period as soon as reasonably practicable after the expiration of the Offer.

                  (c) The Company will not tender in response to the Offer any Shares that are held by the Company in its treasury or that are owned, directly or indirectly, by the Company or any of its subsidiaries.

                  (d) As soon as practicable on the date of commencement of the Offer, Merger Subsidiary and Parent shall file with the SEC a Tender Offer Statement on Schedule TO (the "SCHEDULE TO") with respect to the Offer, which will contain the offer to purchase and form of the related letter of transmittal and summary advertisement (such Schedule TO and such documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "OFFER DOCUMENTS"). The Offer Documents will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or Merger Subsidiary with respect to information supplied by the Company in writing for inclusion in the Offer Documents. Parent, Merger Subsidiary and the Company each agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect. Parent and Merger Subsidiary each agrees to take all steps necessary to cause the Schedule TO as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given an opportunity to review and comment on the Offer Documents (and any amendments thereto) prior to their being filed with the SEC or disseminated to the holders of Shares. Parent and Merger Subsidiary shall provide the Company and its counsel with any comments or other communications, whether written or oral, that Parent, Merger Subsidiary or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after receipt of such comments or other communications. In the event that this Agreement has been terminated pursuant to Article 11, Parent and Merger Subsidiary shall promptly terminate the Offer without accepting any Shares for payment.

Section 2.02. Company Action.

         (a) The Company hereby consents to the Offer and represents that the Board of Directors, at a meeting duly called and held, has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including, without limitation, the Offer, the Merger and the purchase of the Shares and associated Rights contemplated by the Offer (collectively, the "TRANSACTIONS") are fair to and in the best interests of the Company's shareholders, (ii) approved and adopted this Agreement and the Transactions, including the Offer and the Merger, in accordance with the requirements of Michigan Law and (iii) subject to Section 7.04(d), resolved to recommend acceptance of the Offer and approval and adoption of the Agreement and the Merger by its shareholders. The Company further represents that Bryant Park Capital, Inc. (the "COMPANY FINANCIAL ADVISOR") has delivered to the Board of Directors its opinion to the effect that, as of the date of this Agreement, the consideration to be paid in the Offer and the Merger is fair, from a financial point of view, to the holders of Shares (other than Parent and its Affiliates), and has authorized the Company, as of the date of this Agreement, to permit the inclusion of such opinion in the Company Disclosure Documents and the Company Proxy Statement, provided that such inclusion is in form and substance reasonably satisfactory to the Company Financial Advisor and its independent counsel. The Company will promptly furnish Parent with a list of its shareholders, mailing labels and any available listing or computer file containing the names and addresses of all record holders of Shares and lists of securities positions of Shares held in stock depositories, in each case true and correct as of the most recent practicable date, and will provide to Parent such additional information (including, without limitation, updated lists of shareholders, mailing labels and lists of securities positions) and such other assistance as Parent may reasonably request in connection with the Offer. Except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger in accordance with applicable law, Parent and Merger Subsidiary and each of their Affiliates, associates, employees, agents and representatives shall hold in confidence the information contained in any such lists, labels, listings or files in accordance with the terms of the Confidentiality Agreement and shall otherwise comply with the requirements of such agreement.

         (b) As soon as practicable after the time that the Offer is commenced, the Company shall file with the SEC and disseminate to holders of Shares, in each case as and to the extent required by applicable federal securities laws, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the "SCHEDULE 14D-9") that shall reflect the recommendations of the Board of Directors referred to above. The Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or Merger Subsidiary in writing for inclusion in the Schedule 14D-9. The Company, Merger Subsidiary and Parent each agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect. The Company agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given an opportunity to review and comment on the Schedule 14D-9 prior to its being filed with the SEC. The Company agrees to provide to Parent and its counsel any comments or other communications which the Company or its counsel may receive from the staff of the SEC with respect to the Schedule 14D-9 promptly after receipt thereof. Parent, Merger Subsidiary and the Company each hereby agree to provide promptly such information necessary to prepare the exhibits and schedules to the Schedule 14D-9 and the Offer Documents as the respective party responsible therefore may reasonably request.

Section 2.03. Directors.

         (a) Effective upon the acceptance for payment pursuant to the Offer of a number of Shares that satisfies the Minimum Condition, Parent shall be entitled to designate the number of directors, rounded up to the next whole number, on the Board of Directors that equals the product of (i) the total number of directors on the Board of Directors (giving effect to the election of any additional directors pursuant to this Section) and (ii) the percentage that the number of Shares Beneficially Owned by Parent (including Shares accepted for payment) bears to the total number of Shares outstanding, and the Company shall take all action necessary to cause Parent's designees to be elected or appointed to the Board of Directors, including, without limitation, increasing the number of directors. At such time, the Company will also use its best efforts to cause individuals designated by Parent to constitute the number of members, rounded up to the next whole number, on each committee of the Board other than the committee of Independent Directors described in Section 2.03(d) that represents the same percentage as such individuals represent on the Board.

         (b) Anything to the contrary contained herein notwithstanding, if Parent's designees are appointed or elected to the Board of Directors, until the Effective Time the Board of Directors shall have at least two (2) directors who are directors on the date hereof and who are neither officers or employees of the Company nor officers, shareholders, affiliates or associates (within the meaning of the 1933 Act and 1934 Act) of Parent or persons having any other material relationship with the Parent (one or more such directors being referred to as the "INDEPENDENT DIRECTORS"); provided that if less than two (2) Independent Directors remain, the other directors shall designate persons to fill the vacancies who meet the foregoing criteria, and such persons shall be deemed to be Independent Directors for purposes of this Agreement.

         (c) The Company's obligations to appoint Parent's designees to the Board of Directors shall be subject to Section 14(f) of the 1934 Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions, and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors, as Section 14(f) and Rule 14f-1 require in order to fulfill its obligations under this Section. Parent shall supply to the Company in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and Affiliates required by Section 14(f) and Rule 14f-1.

         (d) Following the election or appointment of Parent's designees pursuant to Section 2.03(a) and until the Effective Time, the approval of a majority of the Independent Directors, acting as a committee of the Board of Directors pursuant to Section 528 of Michigan Law, shall be required to authorize (and such authorization shall constitute the authorization of the Board of Directors and no other action on the part of the Company, including any action by any other director of the Company, shall be required to authorize) any termination of this Agreement by the Company, any amendment of this Agreement requiring action by the Board of Directors (other than Section 2.04(e)(iii)), any extension of time for performance of any obligation or action hereunder by Parent or Merger Subsidiary, any waiver of compliance with any of the agreements or conditions contained herein for the benefit of the Company (other than Section 2.04(e)(iii)), any action as to which the consent or agreement of the Company is required under this Agreement, and the assertion or enforcement of the Company's rights under this Agreement to object to (i) failure to consummate the Merger for failure of a condition contained herein for the benefit of the Company to be satisfied or (ii) a termination of this Agreement under Article 11.

Section 2.04. Top-Up Option.

         (a) The Company hereby grants to the Merger Subsidiary an irrevocable option (the "TOP-UP OPTION"), such Top-Up Option to be exercisable only on or after the Determination Time, to purchase that number of Shares (the "TOP-UP OPTION SHARES") equal to the lowest number of Shares that, when added to the number of Shares owned by the Merger Subsidiary at the time of such exercise, shall constitute one share more than 90% of the Shares then outstanding (assuming the issuance of the Top-Up Option Shares and the exercise of all outstanding exercisable options to purchase Shares with an exercise price less than the Offer Price), at a price per share equal to the Offer Price; provided, however, that the Top-Up Option shall not be exercisable unless immediately after such exercise the Merger Subsidiary would own more than 90% of the Shares then outstanding; and provided, further, that in no event shall the Top-Up Option be exercisable for a number of shares in excess of the Company's then authorized but unissued Shares (giving effect to Shares reserved for issuance under Stock Options as though they were outstanding).

         (b) The Merger Subsidiary may exercise the Top-Up Option, in whole but not in part, at any one time after the occurrence of a Top-Up Exercise Event (as defined below) and prior to the Top-Up Termination Date. The "TOP-UP TERMINATION DATE" will occur upon the earliest to occur of the following: (i) the Effective Time; (ii) the termination of this Agreement pursuant to its terms, (iii) ten
(10) business days after the occurrence of a Top-Up Exercise Event, unless Merger Subsidiary has notified the Company of its intent to exercise the Top-Up Option in accordance with the terms and conditions of this Agreement; and (iv) ten (10) business days after the Top-Up Response Date (as defined below) unless the Top-Up Closing (as defined below) has previously occurred.

         (c) For purposes of this Agreement, a "TOP-UP EXERCISE EVENT" shall occur only upon Merger Subsidiary's acceptance for payment pursuant to the Offer of Shares or acquisition of Shares constituting at least 80% of the Shares then outstanding.

         (d) In the event Merger Subsidiary wishes to exercise the Top-Up Option, Merger Subsidiary shall so notify the Company, in writing, and shall set forth in such notice (i) the number of Shares that are expected to be owned by Merger Subsidiary immediately preceding the purchase of the Top-Up Option Shares and (ii) the place and time for the closing of the purchase of the Top-Up Option Shares (the "TOP-UP CLOSING"). The Company shall, as soon as practicable following receipt of such notice, notify Merger Subsidiary, in writing (the date of such notice being the "TOP-UP RESPONSE DATE"), of the number of Shares then outstanding and the number of Top-Up Option Shares. At the Top-Up Closing, Merger Subsidiary shall pay the Company the aggregate price required to be paid for the Top-Up Option Shares and the Company shall cause to be issued to Merger Subsidiary a certificate representing the Top-Up Option Shares.

         (e) The obligation of the Company to deliver Top-Up Option Shares upon the exercise of the Top-Up Option is subject to the following conditions: (i) any applicable waiting period under the HSR Act and regulations analogous to the HSR Act existing in foreign jurisdictions relating to the issuance of the Top-Up Option Shares will have expired or been terminated; (ii) no provision of any applicable law or regulation and no judgment, injunction, or decree shall prohibit the exercise of the Top-Up Option or the delivery of the Top-Up Option Shares in respect of any such exercise; and (iii) delivery of the Top-Up Option Shares would not require the approval of the Company's shareholders pursuant to the rules and regulations of The Nasdaq Stock Market.

         (f) Parent and Merger Subsidiary understand that the Shares which Merger Subsidiary may acquire upon exercise of the Top-Up Option will not be registered under the 1933 Act and will be issued in reliance upon an exemption thereunder for transactions not involving a public transaction. Merger Subsidiary is, or will be upon the purchase of the Top-Up Option Shares, an Accredited Investor, as defined in Rule 501 of Regulation D promulgated under the 1933 Act. Merger Subsidiary agrees that the Top-Up Option and the Top-Up Option Shares to be acquired upon exercise of the Top-Up Option are being and will be acquired by Merger Subsidiary for the purpose of investment and not with a view to or for resale in connection with any distribution thereof within the meaning of the 1933 Act.

         (g) Certificates evidencing Top-Up Option Shares delivered hereunder may, at the Company's election, contain the following legend:

                 THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 OR ANY EXEMPTION THEREFROM.

                                    ARTICLE 3
                                   THE MERGER

Section 3.01. The Merger.

         (a) At the Effective Time, Merger Subsidiary shall be merged (the "MERGER") with and into the Company in accordance with Michigan Law, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the "SURVIVING CORPORATION").

         (b) As soon as practicable, but in no event later than two business days, after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Company and Merger Subsidiary will file a certificate of merger with the Michigan Department of Consumer and Industry Services Corporation, Securities and Land Development Bureau and make all other filings or recordings required by Michigan Law in connection with the Merger. The Merger shall become effective at such time (the "EFFECTIVE TIME") as the certificate of merger is duly filed with the Michigan Department of Consumer and Industry Services Corporation, Securities and Land Development Bureau or at such later time as is specified in the certificate of merger.

         (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under Michigan Law.

Section 3.02. Conversion of Shares. At the Effective Time:

         (a) except as otherwise provided in Section 3.02(b), each Share outstanding immediately prior to the Effective Time, together with the Rights attached thereto, shall be converted into the right to receive $4.60 in cash or any higher price paid for each Share in the Offer, without interest (the "MERGER CONSIDERATION");

         (b) each Share owned by Parent or any of its Subsidiaries immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto; and

         (c) each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

Section 3.03. Surrender and Payment

         (a) Prior to the Effective Time, Parent shall appoint an agent (the "EXCHANGE AGENT") reasonably acceptable to the Company for the purpose of exchanging (i) certificates representing Shares (the "CERTIFICATES") or (ii) uncertificated Shares (the "UNCERTIFICATED SHARES") for the Merger Consideration. At the Effective Time, Parent will deposit with the Exchange Agent the Merger Consideration to be paid in respect of the Shares. Promptly after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of Shares at the Effective Time a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Securities to the Exchange Agent) for use in such exchange.

         (b) Each holder of Shares that have been converted into the right to receive the Merger Consideration will be entitled to receive, upon (i) surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, or (ii) receipt of an "agent's message" by the Exchange Agent (or other such evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the Merger Consideration payable for each Share represented by such Certificate or for each Uncertificated Share. Until so surrendered, each such Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration.

         (c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (d) After the Effective Time, there shall be no further registration of transfers of Shares. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 3.

         (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 3.03(a) (and any interest or other income earned thereon) that remains unclaimed by the holders of Shares one year after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged Shares for the Merger Consideration in accordance with this Section 3.03 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration in respect of such Shares without any interest thereon. Notwithstanding the foregoing, Parent shall not be liable to any holder of Shares for any amount paid to a public official pursuant to applicable abandoned property, escheat or similar laws.

Section 3.04. Stock Options. At or immediately prior to the Effective Time, each outstanding Stock Option, whether or not vested or exercisable and without regard to any agreements qualifying the right to retain or exercise any such option or award, shall be canceled, and the Surviving Corporation shall pay each holder of any such option at or promptly after the Effective Time for each such option an amount in cash determined by multiplying (a) the excess, if any, of the Merger Consideration per Share over the applicable exercise price or base price, if any, of such option by (b) the number of Shares underlying such option. Notwithstanding the foregoing, with respect to any Person subject to
Section 16(a) of the 1934 Act, any Merger Consideration to be paid to such Person in accordance with this Section 3.04 shall be paid as soon as practicable after the first day payment can be made without liability to such Person under
Section 16(b) of the 1934 Act.

Section 3.05. Stock Purchase Plan. The current purchase period under the Company's employee stock purchase plan (the "STOCK PURCHASE PLAN") will end on June 30, 2003. The Company will not commence any new purchase period under the Stock Purchase Plan for a period of six months, commencing July 1, 2003. No member of the Board of Directors will be permitted to elect to have their fees for service as a director of the Company paid in Shares for a period of six months, commencing July 1, 2003.

Section 3.06. Adjustments. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding Shares shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of Shares, or stock dividend thereon with a record date during such period, the cash payable pursuant to the Offer, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.

Section 3.07. Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article 3 such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If the Surviving Corporation or Parent, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.

Section 3.08. Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Shares represented by such Certificate, as contemplated by this Article.

                                    ARTICLE 4
                            THE SURVIVING CORPORATION

Section 4.01. Articles of Incorporation. The articles of incorporation of the Company in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation until amended in accordance with applicable law.

Section 4.02. Bylaws. The bylaws of the Company in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

Section 4.03. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

                                    ARTICLE 5
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent that, except as set forth in the disclosure schedule delivered by the Company to Parent and attached hereto (the "DISCLOSURE SCHEDULE"), with specific reference to the section or subsections of this Agreement to which the exception stated in such disclosure relates, or as disclosed in the Company SEC Documents:

Section 5.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has heretofore delivered to Parent true and complete copies of the articles of incorporation and bylaws of the Company as currently in effect.

Section 5.02. Corporate Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby are within the Company's corporate powers and, except for the affirmative vote of the holders of a majority of the outstanding Shares in connection with the consummation of the Merger (if required by law), have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

Section 5.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no consent, notice to, permit, approval, order or authorization of, or action by or in respect of, or registration, declaration or filing with, any governmental body, court, agency, official, commission or authority, domestic or foreign (a "GOVERNMENTAL ENTITY"), other than (i) the filing of a certificate of merger with respect to the Merger with the Michigan Department of Consumer and Industry Services, Corporation, Securities and Land Development Bureau and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act and of laws, rules and regulations analogous to the HSR Act existing in foreign jurisdictions, including but not limited to the European Union and the United Kingdom, (iii) the filing with the SEC of (a) the Schedule 14D-9, (b) a proxy statement of the Company relating to the approval by the Company's stockholders of this Agreement (as amended or supplemented from time to time, the "COMPANY PROXY STATEMENT"), if required, and (c) compliance with any applicable requirements of the 1934 Act and any other applicable securities or takeover laws, whether state or foreign, as may be required in connection with this Agreement and the Transactions, (iv) compliance with the rules and regulations of The Nasdaq Stock Market, Inc., (v) in connection with any state or local tax which is attributable to the beneficial ownership of the Company's or its Subsidiaries' real property, if any, (vi) as may be required by any applicable state securities or "blue sky" laws, (vii) such filings, consents, approvals, orders, registrations and declarations as may be required under the laws of any foreign country in which the Company or any of its Subsidiaries conducts any business or owns any assets, and (viii) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

Section 5.04. Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the articles of incorporation or bylaws of the Company, (ii), assuming compliance with the matters referred to in
Section 5.03, contravene, conflict with or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, (iii), require any consent or other action by any Person under, constitute a default under, or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries that would not otherwise be permitted to be terminated, cancelled, accelerated, changed or lost, or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except for such contraventions, conflicts and violations referred to in clause (ii), and for such failures to obtain any such consent or other action, default, termination, cancellation, acceleration, change, loss or Lien referred to in clauses (iii) and (iv), that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or materially to impair the ability of the Company to consummate the transactions contemplated by this Agreement.

Section 5.05. Capitalization.

         (a) The authorized capital stock of the Company consists of 20,000,000 Shares and 5,000,000 shares of preferred stock, no par value per share ("PREFERRED STOCK"). No shares of Preferred Stock are outstanding. As of June 9, 2003, there were outstanding (i) 10,671,114 Shares and (ii) Stock Options, other than options outstanding under the Stock Purchase Plan, to purchase an aggregate of 1,617,001 Shares (of which Stock Options to purchase an aggregate of 797,336 Shares were exercisable), as to which the holders, dates of grant, exercise prices and vesting schedules are as set forth in Section 5.05(a) of the Disclosure Schedule. Upon the acceptance for payment pursuant to the Offer of a number of Shares that satisfies the Minimum Condition, each outstanding Stock Option, by its terms or under the terms of the stock option plan or other written compensatory plan or arrangement pursuant to which it was granted, and without any corporate action on the part of the Company, its Board of Directors or any committee thereof, will automatically become exercisable in full. Since June 9, 2003, there have been no issuances of shares of the capital stock of the Company or any other securities of the Company. All Shares outstanding as of the date hereof have been duly authorized and validly issued and are fully paid and nonassessable. All Shares issuable upon exercise of outstanding Stock Options or pursuant to the Stock Purchase Plan have been duly authorized and, when issued, will have been validly issued and will be fully paid and nonassessable.

         (b) Except as described in Section 5.05(a) or as set forth in Section 5.05(b) of the Disclosure Schedule, there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights (including, without limitation, any subscriptions, warrants, calls, stock appreciation rights, commitments or agreements of any character) to acquire from the Company or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "COMPANY SECURITIES"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. Neither the Company nor any of its Subsidiaries has adopted a shareholder rights plan or similar plan or arrangement, other than the Rights Agreement.

         (c) There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of the Company may vote.

         (d) Except as set forth in Section 5.05(d) of the Disclosure Schedule, other than the Voting and Tender Agreement of even date herewith among Parent, Merger Subsidiary and each of Dennis Ganster, Codec Systems Limited and Anthony Stafford, (the "VOTING AGREEMENT"), there are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of the Subsidiaries.

Section 5.06. Subsidiaries.

         (a) Each Subsidiary of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Each such Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. All Subsidiaries of the Company and their respective jurisdictions of incorporation are identified in the Company SEC Documents.

         (b) Except as set forth in Section 5.06(b) of the Disclosure Schedule, all of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary of the Company (other than director qualifying shares) is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests), except for such limitations or restrictions arising under applicable securities or other laws. There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of the Company or (ii) options or other rights to acquire from the Company or any of its Subsidiaries, or other obligation of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Subsidiary of the Company (the items in clauses (i) and (ii) being referred to collectively as the "COMPANY SUBSIDIARY SECURITIES"). Other than securities representing an investment of less than 2% in any publicly traded company and the capital stock or other ownership interests of its Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.

Section 5.07. SEC Filings.

         (a) The Company has filed with the SEC all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC since July 1, 2000 (collectively, the "COMPANY SEC DOCUMENTS").

         (b) As of its filing date, each Company SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act or the 1934 Act, as the case may be and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document.

         (c) As of its filing date, each Company SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         (d) Each Company SEC Document filed pursuant to the 1933 Act, as of its filing date, or, in the case of each Company SEC Document that is a registration statement or an amendment thereto, as of the date such statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

Section 5.08. Financial Statements.

         The financial statements of the Company included in the Company SEC Documents, in each case:

                  (i) comply as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto,

                  (ii) have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes to such financial statements) and

                  (iii) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of notes in the case of any unaudited interim financial statements).

Section 5.09. Disclosure Documents.

         (a) Each document required to be filed by the Company with the SEC or required to be distributed or otherwise disseminated by the Company to its shareholders in connection with the Transactions including, without limitation, the Schedule 14D-9, the information statement to be filed by the Company in connection with the Offer pursuant to Rule 14f-1 promulgated under the Exchange Act (as amended or supplemented from time to time, the "INFORMATION STATEMENT") and the Company Proxy Statement, if any, to be filed with the SEC in connection with the Merger, and any amendments or supplements thereto, when filed, distributed or disseminated, as applicable (collectively, the "COMPANY DISCLOSURE DOCUMENTS"), collectively, will comply as to form in all material respects with the applicable requirements of the 1934 Act and the rules and regulations thereunder.

         (b) (i) The Company Proxy Statement, as supplemented or amended, if applicable, at the time such Company Proxy Statement or any amendment or supplement thereto is first mailed to shareholders of the Company and at the time such shareholders vote on adoption of this Agreement, and (ii) any Company Disclosure Document (other than the Company Proxy Statement), the Schedule 14D-9, and the Information Statement at the respective times such documents and any amendments or supplements thereto are filed with the SEC and at the time of any distribution or dissemination thereof to shareholders of the Company, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 5.09(b) will not apply to statements or omissions included in the Company Disclosure Documents based upon information furnished to the Company in writing by or on behalf of Parent or Merger Subsidiary specifically for use therein.

         (c) The information with respect to the Company or any of its Subsidiaries that the Company furnishes to Parent in writing specifically for use in the Offer Documents, at the time of the filing thereof with the SEC and at the time of any distribution or dissemination thereof to shareholders of the Company, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

Section 5.10. Absence of Certain Changes. Since March 31, 2003, the business of the Company and its Subsidiaries has been conducted only in the ordinary course consistent with past practices and there has not been:

         (a) any event, change, occurrence or development that has had or would reasonably be expected to have, individually, a Material Adverse Effect on the Company;

         (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries (other than ordinary course open market purchases made in connection with the Company's profit sharing plan);

         (c) any amendment of any material term of any outstanding security of the Company or any of its Subsidiaries;

         (d) any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money that is material to the Company and its Subsidiaries, taken as a whole, other than (i) under the Company's existing credit facility, (ii) between the Company and its Subsidiaries or between two or more of the Company's Subsidiaries or (iii) otherwise in the ordinary course of business and in amounts and on terms consistent with past practices;

         (e) any creation or other incurrence by the Company or any of its Subsidiaries of any Lien on any asset of the Company or its Subsidiaries, other than in the ordinary course of business consistent with past practices, if the Lien would reasonably be expected to have a Material Adverse Effect on the Company;

         (f) any making of any material loan, advance or capital contributions to or investment in any Person other than (i) loans, advances or capital contributions to or investments in its wholly-owned Subsidiaries, or by its wholly-owned Subsidiaries to or in the Company or other Subsidiaries of the Company or (ii) other loans, advances, capital contributions or investments made in the ordinary course of business consistent with past practices;

         (g) any change in any method of accounting, method of tax accounting or accounting principles or practice by the Company or any of its Subsidiaries, except for any such change required by reason of a concurrent change in GAAP, Regulation S-X under the 1934 Act or other applicable law or regulation;

         (h) any (i) grant of any severance or termination pay to any director or officer of the Company or any of its Subsidiaries, (ii) material increase in benefits payable to any officer or director of the Company or any of its Subsidiaries under any existing, severance or termination pay policies or employment agreements, (iii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director or officer of the Company or any of its Subsidiaries, (iv) establishment, adoption or amendment (except as required by applicable law) of any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer or employee of the Company or any of its Subsidiaries other than the Company's management severance plan, or (v) increase in compensation, bonus or other benefits payable to any director or officer of the Company or any of its Subsidiaries, other than, in the case of any of clauses (i) through (v), in the ordinary course of business consistent with past practice; or

         (i) except as set forth in Section 5.10(i) of the Disclosure Schedule, any other action taken by the Company that would have been prohibited under
Section 7.01 hereof.

Section 5.11. No Undisclosed Material Liabilities.

         (a) There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with GAAP, other than:

                  (i) liabilities or obligations disclosed or provided for in any of the Company SEC Documents or set forth in the Disclosure Schedule;

                  (ii) liabilities or obligations incurred since March 31, 2003 in the ordinary course of business consistent with past practice;

                  (iii) liabilities or obligations arising under this Agreement; and

                  (iv) liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         (b) Except as disclosed in the Disclosure Schedule or in the Company SEC Documents, neither the Company nor any Subsidiary maintains any "off-balance sheet arrangement," within the meaning of Item 303 of Regulation S-K of the SEC, which either has or is reasonably likely to have, a current or future effect on the Company's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material.

Section 5.12. Compliance with Laws and Court Orders. Since July 1, 2000, the Company and each of its Subsidiaries has been in compliance with all applicable laws, statutes, ordinances, rules, regulations, judgments, injunctions, orders or decrees, except for failures to comply or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

Section 5.13. Litigation. There is no action, suit, investigation or proceeding pending, or, to the Knowledge of the Company, threatened, against the Company, any of its Subsidiaries, any present or former officer, director or employee of the Company or any of its Subsidiaries or any other Person for whom the Company or any such Subsidiary may be liable, or any of their respective properties before any court or arbitrator or before or by any governmental body, agency or official, domestic or foreign, as to which there is a reasonable likelihood that such action, suit, investigation or proceeding will be resolved in a manner adverse to the Company or any of its Subsidiaries, except where such adverse resolution would not reasonably be expected to have a Material Adverse Effect on the Company, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries which has had any such effect.

Section 5.14. Finders' Fees. Except for the Company Financial Advisor, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Subsidiaries in connection with the Transactions.

Section 5.15. Taxes. Except as set forth in Schedule 5.15 of the Disclosure
Schedule:

         (a) the Company and each of its Subsidiaries has filed all Tax Returns required to be filed by it, has paid (or has caused to be paid) all Taxes which have become due and payable by it and has made adequate provision in reserves established in its financial statements and accounts for all Taxes which have accrued but are not yet due and payable, except with respect to matters contested in good faith or where the failure to file Tax Returns, pay Taxes or provide adequate reserves for Taxes would not reasonably be expected to have a Material Adverse Effect on the Company;

         (b) there are no Liens or encumbrances for Taxes on any of the assets of the Company or any of its Subsidiaries which Liens or encumbrances would reasonably be expected to have a Material Adverse Effect on the Company;

         (c) neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; and

         (d) no federal, state, local or foreign audits or administrative proceedings are pending or, to the Company's Knowledge, threatened, with regard to any Taxes or any Tax Return of the Company or its Subsidiaries which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         "TAXES" mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, goods and services, service use, license, value added, capital, net worth, payroll, profits, withholding, franchise, transfer and recording taxes, fees and charges, and any other taxes, assessment or similar charges imposed by the IRS or any taxing authority (whether domestic or foreign including any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)) (a "TAXING AUTHORITY"), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "TAX RETURN" means any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

Section 5.16. Employee Benefit Plans.

         (a) Section 5.16 of the Disclosure Schedule lists each material "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and each other material employment, consulting, bonus or other incentive compensation, salary continuation during any absence from active employment for disability or other reasons, supplemental retirement, cafeteria benefit (Section 125 of the Code) or dependent care (Section 129 of the Code), sick days, tuition assistance, club membership, employee discount, employee loan, or vacation pay, severance, deferred compensation, incentive, fringe benefit, change in control, retention, stock option, restricted stock or other compensatory plan, policy, agreement or arrangement (including, without limitation, any collective bargaining agreement) that (i) is currently, or has since July 1, 2000 been maintained, administered, contributed to or required to be contributed to by the Company or any of its Subsidiaries or to which the Company or any Subsidiary is, or has since July 1, 2000 been a party, and (ii) covers any current or former officer, director or employee of the Company or any of its Subsidiaries (collectively, the "EMPLOYEE PLANS"). The Company has delivered to Parent (i) accurate and complete copies of all Employee Plan documents and all other material documents relating thereto, including (if applicable) all documents establishing or constituting any related trust, annuity contract, insurance contract or other funding instruments, and summary plan descriptions relating to said Employee Plans, (ii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all Employee Plans for which financial statements or actuarial reports are required or have been prepared, and (iii) accurate and complete copies of all annual reports and summary annual reports for all Employee Plans (for which annual reports are required) prepared since January 1, 2000. The Company has also delivered to Parent complete copies of other current plan summaries, employee booklets, personnel manuals and other material documents or written materials concerning the Employee Plans that are in possession of the Company or any Subsidiary as of the date hereof. Neither the Company nor any Subsidiary has ever maintained or contributed to any "defined benefit plans" as defined in Section 3(35) of ERISA, nor do any of them have a current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA).

         (b) Each Employee Plan intended to qualify under Section 401(a) of the Code has been determined by the Internal Revenue Service to so qualify, and the trusts created thereunder have been determined to be exempt from tax under
Section 501(a) of the Code; copies of all determination letters have been delivered to the Parent; and nothing has occurred since the date of such determination letters which is likely to cause the loss of such qualification or exemption, or result in the imposition of any material excise tax or income tax on unrelated business income under the Code or ERISA with respect to any Employee Plan.

         (c) With respect to any Employee Plan covered by Title I of ERISA, no non-exempt transaction prohibited by Section 406 of ERISA or Section 4975 of the Code has occurred which will cause the Company to incur a liability under ERISA or the Code that would reasonably be expected to have a Material Adverse Effect on the Company. All material contributions required to be made under any Employee Plan as of the date hereof have been made or, if required by U.S. generally accepted accounting principles, provided for on the Company's financial statements.

         (d) Neither the Company nor any Subsidiary of the Company, nor any of their directors, officers, employees or agents, nor any trustee or administrator of any trust created under the Employee Plans, has engaged in or been a party to any "prohibited transaction" as defined in Section 4975 of the Code and Section 406 of ERISA which could subject the Company or its Subsidiaries, directors or employees or the Employee Plans or the trusts relating thereto or any party dealing with any of the Employee Plans or trusts to any tax or penalty on "prohibited transactions" imposed by Section 4975 of the Code.

         (e) Except as specifically provided in this Agreement or as set forth in the Disclosure Schedule, no employee or former employee of the Company or any Subsidiary will become entitled to any material bonus, severance or similar benefit (including acceleration of vesting or exercise of an incentive award) as a result of the Transactions contemplated hereby, and there is no contract, plan or arrangement covering any employee or former employee of the Company or any Subsidiary that, individually or collectively, could reasonably be expected to give rise to a payment that would not be deductible by Parent, the Company or any Subsidiary by reason of Sections 280G or 162(m) of the Code or require payment of an excise tax under Section 4999 of the Code.

         (f) There are no pending or, to the Knowledge of the Company, threatened actions, suits, proceedings, or claims against or relating to any Employee Plans other than routine benefit claims by persons entitled to benefits thereunder, nor is any Employee Plan the subject of any pending (or to the Knowledge of the Company, any threatened) investigation or audit by the Internal Revenue Service or Department of Labor. No event has occurred, and there exists no condition or set of circumstances, which presents a material risk of a partial termination (within the meaning of Section 411(d)(3) of the Code) of any Employee Plan. With respect to any

Company Plan that is qualified under Section 401(k) of the Code, individually and in the aggregate, no event has occurred, and to the Knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company could be subject to any liability that is reasonably likely to have a Company Material Adverse Effect (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law. All employee contributions, including elective deferrals, to the Company's 401(k) plan have been segregated from Company's general assets and deposited into the trust established pursuant to the 401(k) plan in a timely manner in accordance with the "plan asset" regulations of the Department of Labor.

         (g) Neither the Company nor any Subsidiary has liability (contingent or otherwise) under Section 4069 of ERISA by reason of a transfer of an underfunded pension plan.

         (h) With respect to any Employee Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA (a "WELFARE PLAN") and except as set forth in the Disclosure Schedule, (i) each Welfare Plan for which contributions are claimed by the Company as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, and (ii) any Employee Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and has complied, with all of the applicable material requirements of COBRA, the Family Medical Leave Act of 1993, the Health Insurance and Portability and Accountability Act of 1996, the Women's Health and Cancer Rights Act of 1996, the Newborns' and Mothers' Health Protection Act of 1996, or any similar provisions of state law applicable to employees of the Company or any Company Subsidiary. The Company has no welfare benefit fund (within the meaning of Section 419 of the Code) related to a Welfare Plan. None of the Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, and neither the Company or any Company Subsidiary has represented, promised or contracted (whether in oral or written form) to provide such retiree benefits to any employee, former employee, director, consultant or other person, except to the extent required by statute. Except as set forth in Section 5.16(h) of the Disclosure Schedule, no Employee Plan or employment agreement provides health benefits that are not insured through an insurance contract. Except as set forth in Section 5.16(h) of the Disclosure Schedule, each Employee Plan is amendable and terminable unilaterally by the Company at any time, and no Employee Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits Company from amending or terminating any such Employee Plan.

         (i) Foreign Employee Benefit Plans. Section 5.16(i) of the Disclosure Schedule lists each material non-governmental plan maintained, or contributed to, by or on behalf of any Subsidiary applicable to employees of a business located outside of the United States (a "FOREIGN RETIREMENT PLAN") and each non-governmental welfare benefit plan maintained or contributed to by or on behalf of any Subsidiary applicable to employees of a business located outside of the United States( a "FOREIGN WELFARE PLAN"). Except as set forth in the Disclosure Schedule, each such Foreign Retirement Plan and Foreign Welfare Plan (collectively, the "FOREIGN PLANS") has been administered, in all material respects, in compliance with its terms and the requirements of all applicable laws and regulations, and all required contributions to each Foreign Plan have been made. Except as set forth in the Disclosure Schedule, there are no inquiries or investigations by any foreign governmental body, and no termination proceedings against any Foreign Plan or the assets thereof that would have a Material Adverse Effect on the Company. Except as set forth in the Disclosure Schedule, there are no actions, suits or claims (other than routine benefit claims by persons entitled to benefits thereunder) pending or, to the Company's Knowledge, threatened against any Foreign Plan or the assets thereof which would have a Material Adverse Effect on the Company. Except as set forth in the Disclosure Schedule, there are no material unfunded obligations under any Foreign Plan providing benefits after termination of employment to any employee or former employee. With respect to the defined benefit plan of the Company's United Kingdom subsidiary (the "U.K. PENSION PLAN") which was frozen on April 1, 1997: (i) there are no further benefits accruing under the U.K. Pension Plan;
(ii) the Company has delivered to the Parent an actuarial report which fairly presents in all material respects the financial condition and funding status of said Plan as of the date of such report, including any unfunded liabilities under said Plan at that time, and subsequent to the date of said report there has been no adverse change in the funding status or financial condition of said U.K. Pension Plan; (iii) the Company has delivered to the Parent a schedule setting forth each annual contribution made to the U.K. Pension Plan for the prior ten years by the Company or any Subsidiary of the Company and a schedule prepared by the actuaries for the U.K. Pension Plan setting forth projections, as of the date of the report, for annual contribution obligations with respect to said U.K. Plan in the future; and (iv) the Company has delivered to the Parent copies of all material correspondence and reports and any other material information in its or a Subsidiary's possession (whether issued by a governmental authority or actuaries and other third parties retained by the Company or any Subsidiary with respect to the U.K. Pension Plan) relating to the amount for which the Company or any Subsidiary is or could be liable with respect to the U.K. Pension Plan

Section 5.17. Antitakeover Statutes and Rights Agreement.

         (a) The Company has taken all action necessary, if any, to exempt the Offer, the Merger and this Agreement and the Transactions from the provisions of
Section 775 through 784 of Michigan Law in order to render the provisions of such statutes requiring supermajority approval of certain business combinations are inapplicable to Shares acquired by Parent, Merger Sub or their Affiliates pursuant to the Offer and the Merger. The Company has taken all action necessary to opt out of Sections 790 through 799 of Michigan Law in order to render the provisions of such statutes restricting voting rights of "control shares" inapplicable to Shares acquired by Parent, Merger Subsidiary or their Affiliates pursuant to the Offer and the Merger. No other anti-takeover, control share acquisition, fair price, moratorium or other similar statute (each, a "TAKEOVER STATUTE") applies or purports to apply to this Agreement, the Offer, the Merger, the Voting Agreement, the Top-Up Option or the Transactions.

         (b) The Company has taken all action necessary to render the Rights inapplicable to the Transactions, including the Offer and the Merger. Without limiting the generality of the foregoing, the Rights Agreement has been amended by all necessary action to (i) render the Rights Agreement inapplicable to this Agreement, the Offer, the Merger, the Voting Agreement, the Top-Up Option and the Transactions, (ii) ensure that (x) none of Parent, Merger Subsidiary or their Affiliates is an "Acquiring Person" (as defined in the Rights Agreement) by virtue of the execution, delivery, announcement or performance of this Agreement, the Offer, the Merger, the Voting Agreement, the Top-Up Option or the Transactions and (y) none of a "Distribution Date", a "Share Acquisition Date", or a "Triggering Event"(as such terms are defined in the Rights Agreement) occurs by reason of the execution, delivery, announcement, consummation or performance of this Agreement, the Offer, the Merger, the Voting Agreement, the Top-Up Option or the Transactions, and such amendment by its terms may not be further amended by the Company without the prior written consent of Parent in its sole discretion.

Section 5.18. Intellectual Property. As used herein, the term "INTELLECTUAL PROPERTY" shall mean all intellectual property rights which are material to the conduct of the business of the Company or one of its Subsidiaries as it is currently conducted or as proposed to be conducted by the Company or any of its Subsidiaries anywhere in the world, including, without limitation: (i) all trademarks, service marks, trade names, business names, Internet domain names, trade dress and slogans, and the goodwill associated therewith, and all registrations or applications for registration thereof (collectively, the "COMPANY MARKS"); (ii) all patents and patent applications (collectively, the "COMPANY PATENTS"); (iii) all copyrights, database rights and moral rights in both published works and unpublished works, including software, user and training manuals, marketing and promotional materials, internal reports, business plans and any other expressions, mask works, firmware and videos, whether registered or unregistered, and all registrations or applications for registration thereof (collectively, the "COMPANY COPYRIGHTS"); and (iv) information which is considered by the Company to be confidential and proprietary, including trade secrets, know-how, customer lists, technical information, proprietary information, technologies, processes and formulae, software, data, plans, drawings and blue prints, whether tangible or intangible and whether stored, compiled, or memorialized physically, electronically, photographically, or otherwise (collectively, the "COMPANY SECRET INFORMATION"). For purposes of this Section 5.18, "software" means any and all: (w) computer programs and applications, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (x) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (y) descriptions, flow-charts library functions, algorithms, architecture, structure, display screens and development tools, and other information, work product or tools used to design, plan, organize or develop any of the foregoing and (z) all documentation, including user manuals and training materials, relating to any of the foregoing.

         (a) Except as set forth in Section 5.18(a) of the Disclosure Schedule, the Company or one of its Subsidiaries, as applicable: (i) owns all right, title and interest in and to all of the Intellectual Property, free and clear of all Liens, or (ii) is licensed to use or otherwise possesses legally valid and enforceable rights to use each item of Intellectual Property that it does not so own. The Company and its Subsidiaries have made all necessary filings and recordations to protect and maintain their interests in the Intellectual Property except where the failure to make such filings or recordations would not have a Material Adverse Effect on the Company. No Person has notified the Company in writing that any of the products, services or technology used, sold, offered for sale or licensed or proposed for use, sale, offer for sale or license by the Company or any of its Subsidiaries infringes any intellectual property rights of any Person.

         (b) To the Knowledge of the Company: (i) all the Company Patents are valid and subsisting and all filings due to be made on the applications and all maintenance fees, annuities and the like required to be paid before the date hereof have been paid; (ii) none of the issued

Company Patents is being or has been infringed; and (iii) neither the validity nor the enforceability of any of the Company Patents has been challenged by any Person.

         (c) To the Knowledge of the Company: (i) all the Company Marks are valid and subsisting and, with respect to registrations and applications for registration thereof, all filings and payments due to be made or paid before the date hereof have been paid; (ii) none of the Company Marks is being or has been infringed or diluted, (iii) none of the Company Marks has been opposed or challenged and no proceeding has been commenced or threatened that would seek to prevent the use by the Company or any of its Subsidiaries of any Company Mark; and (iv) all uses of Company Marks are in conformance with applicable statutory and common law so as not to compromise the strength or validity of the Company Marks or the goodwill associated therewith.

         (d) To the Knowledge of the Company: (i) all the Company Copyrights, whether or not registered, are valid and enforceable; (ii) none of the Company Copyrights is being or has been infringed, or its validity challenged or threatened in any way; and (iii) no proceeding has been commenced or threatened that would seek to prevent the use by the Company or any of its Subsidiaries of any of their products or services, or any other software, including source code or object code, or other written expression used in the business of the Company or any of its Subsidiaries as currently conducted or as proposed to be conducted.

         (e) The Company and its Subsidiaries have taken reasonable measures to protect the secrecy, confidentiality and value of the Company Secret Information. To the Knowledge of the Company, the Company Secret Information has not been used, divulged or appropriated for the benefit of any Person (other than the Company or any of its Subsidiaries). To the Knowledge of the Company, none of the Company Secret Information is subject to any material adverse claim.

         (f) To the Knowledge of the Company, no Company Intellectual Property asset is subject to any outstanding order, proceeding (other than pending proceedings pertaining to applications for patent or trademark or copyright registration), or stipulation restricting in any manner the licensing thereof by the Company or any of its Subsidiaries.

         (g) To the Knowledge of the Company, none of its employees, contractors, agents and consultants is obligated under any contract, covenant or other agreement or commitment, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the efforts of such employee, contractor, agent or consultant to promote the interests of the Company or any Subsidiary or that would conflict with the business of the Company or any Subsidiary as presently conducted or proposed to be conducted by them. Neither the Company nor any of its Subsidiaries has any written agreement with any employee, contractor, agent or consultant as a result of which any such employee, contractor, agent or consultant may have rights to any material portion of the Intellectual Property. Neither the Company nor any Subsidiary has entered into any agreement to indemnify any other Person including, but not limited to, any employee, contractor, agent or consultant of the Company or such Subsidiary, against any charge of infringement, misappropriation or misuse of any intellectual property, other than indemnification of customers, distributors, agents, suppliers or licensors in connection with the sale or licensing to customers, in the ordinary course of business, of products of the Company and its Subsidiaries.

         (h) All employees, contractors, agents and consultants of the Company or any of its Subsidiaries who are or were involved in the creation of Intellectual Property have executed a standard assignment of inventions agreement to vest in the Company or any of its Subsidiaries exclusive ownership of any Intellectual Property, except where the failure to have executed such an agreement will not have a Material Adverse Effect. All employees, contractors, agents and consultants of the Company or any of its Subsidiaries who have or have had access to the Company Secret Information executed a standard nondisclosure agreement to protect the confidentiality of the Company Secret Information, except where the failure to have executed such an agreement will not have a Material Adverse Effect. The Company or such Subsidiary have in their possession copies of all such agreements, except where the failure to have copies shall not have a Material Adverse Effect.

         (i) Without limiting the generality of the foregoing, except as set forth in Section 5.18(i) of the Disclosure Schedule, all the software that the Company or any of its Subsidiaries license or otherwise make available to customers and all Intellectual Property therein was: (i) developed by employees of the Company within the scope of their employment and their obligation to assign inventions and patents therein; (ii) developed by independent contractors or consultants who assigned all of their right, title and interest in and to that software to the Company or (iii) otherwise acquired by the Company from a third party by contract.

Section 5.19 Title and Condition of Properties. Except for the Intellectual Property (title to which is described in Section 5.18), the Company or one of its Subsidiaries (a) has good and marketable title to or a valid leasehold interest under a real property or a capitalized lease in all assets reflected on the Company's balance sheet as of March 31, 2003, free and clear of all Liens, except for (i) assets disposed of in the ordinary course of business since such date, (ii) Liens disclosed in the Disclosure Schedule or in the Company SEC Documents, (iii) Liens or imperfections of title which are not, individually, material in character, amount or extent and which do not materially detract from the value or materially interfere with the present or presently contemplated use by the Company of the assets subject thereto or affected thereby, (iv) Liens arising under conditional sale or title retention agreements, real property leases, equipment leases or lease purchase agreements or (v) Liens arising in the ordinary course of business (including, but not limited to, Liens for Taxes or governmental charges or levies, Liens of mechanics, carriers, workmen and repairmen, Liens incurred in connection with workmen's compensation, unemployment insurance, social security and other like laws, Liens to secure the performance of letters of credit, bids, tenders sales contracts, leases, statutory obligations, surety, appeal and performance bonds and similar Liens) for amounts which are not delinquent, except such Liens as are being contested in good faith, and (b) has a valid leasehold or other interest in all other assets used by it in its business, except in each case for exceptions to the foregoing that would not, individually, reasonably be expected to have a Material Adverse Effect on the Company.

Section 5.20 Insurance. The Company and its Subsidiaries have paid all premiums due under their respective insurance policies and are not in default with respect to their obligations under any such policies other than any default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

Section 5.21   Certain Contracts.

         (a) As of the date hereof, except as set forth in the Disclosure Schedule or in the Company SEC Documents, neither the Company nor any of its Subsidiaries is a party to or bound by any Material Contracts. As used in this Agreement "MATERIAL CONTRACT" shall mean a material contract as defined in Item 601(b)(10) of Regulation S-K of the SEC.

         (b) Neither the Company nor any of its Subsidiaries is, or has any Knowledge that any other party thereto is, or asserts in writing that the Company or any of its Subsidiaries is, in default in any respect under any Material Contract, except for such defaults as have not had and are not reasonably expected to have a Material Adverse Effect on the Company, and there has not occurred, to the Knowledge of the Company, any event that with the lapse of time or the giving of notice or both would constitute such a default.

Section 5.22   Employment Matters.

         (a) Neither the Company nor any of its Subsidiaries is a party to any labor or collective bargaining agreement, and no employees of the Company or any of its Subsidiaries are represented by any labor organization. Within the preceding three years, there have been no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to the Knowledge of the Company, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. Within the preceding three years, to the Knowledge of the Company, there have been no organization activities involving the Company or any of its Subsidiaries in respect of any group of employees of the Company or any of its Subsidiaries.

         (b) There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations, or material grievances or other material labor disputes pending or, to the Knowledge of the Company, threatened in writing against or involving the Company or any of its Subsidiaries. There are no unfair labor practice charges, grievances, or complaints pending or, to the Knowledge of the Company, threatened in writing by or on behalf of any employee or group of employees of the Company or its Subsidiaries that, if individually or collectively resolved against the Company or its Subsidiaries, would have a Material Adverse Effect on the Company.

         (c) There are no complaints, charges, or claims against the Company or its Subsidiaries pending or, to the Knowledge of the Company, threatened to be brought or filed with any Governmental Entity based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company or its Subsidiaries that, in each case, would have a Material Adverse Effect on the Company.

         (d) There has been no "mass layoff" or "plant closing" as defined by the federal Worker Adjustment, Retraining and Notification Act in or any similar state statute in respect of the Company or its Subsidiaries within the six months prior to the Effective Date.

Section 5.23 Voting Requirements. The affirmative vote of the holders of a majority of the outstanding Shares is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the Transactions, unless the Merger may be consummated in accordance with
Section 711 of Michigan Law, in which case no such vote of the Company's stockholders is required.

Section 5.24. Disclaimer of Other Representations and Warranties. The Company does not make, and has not made, any representations or warranties in connection with the Offer or the Merger other than those expressly set forth herein. It is understood that any data, any financial information or any memoranda or offering materials or presentations (including but not limited to the Confidential Information Memorandum dated January 2003) are not and shall not be deemed to be or to include representations or warranties of the Company. Except as expressly set forth herein, no Person has been authorized by the Company to make any representation or warranty relating to the Company or any Subsidiary thereof or their respective businesses, or otherwise in connection with the Offer or the Merger and, if made, such representation or warranty may not be relied upon as having been authorized by the Company.

                                    ARTICLE 6
                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent represents and warrants to the Company that:

Section 6.01. Corporate Existence and Power. Each of Parent and Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement or in connection with arranging any financing required to consummate the Transactions.

Section 6.02. Corporate Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the Transactions are within the corporate powers of Parent and Merger Subsidiary and have been duly authorized by all necessary corporate action on the part of Parent and Merger Subsidiary. This Agreement has been duly executed and delivered by each of Parent and Merger Subsidiary and constitutes a valid and binding obligation of each of Parent and Merger Subsidiary, enforceable against each of Parent and Merger Subsidiary in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

Section 6.03. Governmental Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the Transactions require no action by or in respect of, or filing, with, any governmental body, agency, official or authority, domestic or foreign, other than (i) the filing of the Offer Documents with the SEC, and compliance with applicable federal securities laws in connection therewith, (ii) the filing of a certificate of merger with respect to the Merger with the Michigan Department of Consumer and Industry Services, Corporation, Securities and Land Development Bureau and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (iii) compliance with any applicable requirements of the HSR Act and of laws, rules and regulations analogous to the HSR Act existing in foreign jurisdictions, including but not limited to the European Union and the United Kingdom, (iv) filing with the SEC of the Schedule TO and compliance with any applicable requirements of the 1934 Act and any other applicable securities or takeover laws, whether state or foreign, as may be required in connection with this Agreement and the Transactions, (v) compliance with the rules and regulations of The Toronto Stock Exchange, (vi) as may be required by any applicable state securities or "blue sky" laws, (vii) such filings, consents, approvals, orders, registrations and declarations as may be required under the laws of any foreign country in which Parent or Merger Subsidiary conducts any business or owns any assets, and (viii) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or Merger Subsidiary.

Section 6.04. Non-contravention. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the Transactions do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the articles of incorporation or bylaws of Parent or Merger Subsidiary, (ii), assuming compliance with the matters referred to in Section 6.03, contravene, conflict with, or result in any violation or breach of any provision of any law, rule, regulation, judgment, injunction, order or decree or (iii) require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or Merger Subsidiary is entitled under any provision of any agreement or other instrument binding upon Parent or Merger Subsidiary, except for such contraventions, conflicts and violations referred to in clause (ii), and for such failures to obtain any such consent or other action, default, termination, cancellation, acceleration, change or loss referred to in clause (iii), that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or materially to impair the ability of Parent or Merger Subsidiary to consummate the Transactions.

Section 6.05.   Disclosure Documents.

         (a) The information with respect to Parent and any of its Subsidiaries that Parent furnishes to the Company for use in any Company Disclosure Document will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (i) in the case of the Company Proxy Statement, as supplemented or amended, if applicable, at the time such Company Proxy Statement or any amendment or supplement thereto is first mailed to shareholders of the Company and at the time such shareholders vote on adoption of this Agreement and at the Effective Time, and (ii) in the case of any Company Disclosure Document other than the Company Proxy Statement, at the time of the filing of such Company Disclosure Document or any supplement or amendment thereto with the SEC and at the time of any distribution or dissemination thereof to the Company's shareholders.

         (b) The Offer Documents, when filed, distributed or disseminated, as applicable, will comply as to form in all material respects with the applicable requirements of the 1934 Act and, at the time of the filing thereof, at the time of any distribution or dissemination thereof and at the time of consummation of the Offer, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, provided that this representation and warranty will not apply to statements or omissions included in the Offer Documents based upon information furnished to Parent or Merger Subsidiary in writing by the Company specifically for use therein.

Section 6.06. Finders' Fees. Except for Yorkton Securities, Inc., whose fees will be paid by Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or any of its Affiliates who might be entitled to any fee or commission from the Company or any of its Affiliates upon consummation of the Transactions.

Section 6.07. Financing (a) Parent has all funds necessary to enable it to purchase all of the Shares outstanding on a fully-diluted basis and to pay all related fees and expenses pursuant to the Offer and the Merger (such amount, the "REQUIRED CASH AMOUNT"); and

         (b) Upon consummation of the transaction contemplated by this Agreement, the Surviving Corporation (i) will not become insolvent, (ii) will not be left with unreasonably small capital and (iii) will not have incurred debts beyond its ability to pay such debts as they mature.

                                    ARTICLE 7
                            COVENANTS OF THE COMPANY

         The Company agrees that:

Section 7.01. Conduct of the Company. From the date hereof until the Effective Time, the Company and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use all commercially reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, without the prior written consent of Parent (which consent shall not be unreasonably withheld), the Company shall not:

         (i) make, declare, set aside or pay any dividend or other distribution with respect to any shares of its capital stock, other than dividends and other distributions paid by any Subsidiary to the Company or any other wholly-owned Subsidiary of the Company;

         (ii) adjust, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

         (iii) directly or indirectly repurchase, redeem or otherwise acquire any shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries;

         (iv) issue, deliver or sell any shares of any class or series of its capital stock, or any securities convertible into or exercisable or exchangeable for shares of any class or series of its capital stock, other than issuances pursuant to the exercise of Stock Options that are outstanding on the date hereof or pursuant to the Stock Purchase Plan;

         (v) except as otherwise contemplated by this Agreement, adopt or implement any amendment to its articles of incorporation or bylaws or other comparable organizational documents or any plan of consolidation, merger or reorganization or amend the terms of its outstanding securities;

         (vi) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets for consideration exceeding $200,000 in any one instance, except purchases in the ordinary course of business consistent with past practice;

         (vii) transfer, sell, lease, license, mortgage or otherwise encumber or voluntarily subject to any Lien or otherwise dispose of any of its properties or assets for consideration exceeding $200,000 in any one instance, except sales in the ordinary course of business;

         (viii) except for the items currently contracted for by the Company and the items contemplated by the Company's capital expenditure budget made available to Parent, make or agree to make any new capital expenditure or expenditures in excess of $200,000;

         (ix) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities, or guarantee any debt securities of another Person, except for the endorsement of checks in the normal course of business and the extension of credit in the normal course of business, or make any loans, advances or capital contributions to, or investments in, any other Person, other than to any direct or indirect wholly-owned Subsidiary or in accordance with past practice;

         (x) enter into or adopt any new, or amend or renew any existing, Employee Plan, or any collective bargaining agreement, other than as required by law or as required to consummate the Transactions;

         (xi) except to the extent required by the terms of written employment agreements as in effect on the date of this Agreement and previously disclosed to Parent, increase the compensation payable to or to become payable to, or pension or other fringe benefits or perquisites to its present or former directors, employees, officers or consultants, except for increases in the ordinary course of business consistent with past practice in the salaries or wages of present employees, other than officers or directors, such increases not to exceed 4% in any individual case;

         (xii) enter into any contract of employment (other than contracts terminable by the Company without liability immediately following the Closing) or any severance, retention or similar agreement, except for agreements with new employees entered into in the ordinary course of business and providing for annual base and bonus compensation not to exceed $200,000;

         (xiii) pay, agree to pay or award any employee bonuses other than those paid in accordance with the terms and conditions and in the amounts of bonus arrangements disclosed in writing to Parent prior to the date of this Agreement in respect of the fiscal year ended June 30, 2003, or forgive any officer or employee loan;

         (xiv) adopt any change, other than as required by the SEC, changes in U.S. generally accepted accounting principles or applicable law, in its accounting policies, procedures or practices;

         (xv) (A) make any Tax election, (B) settle or compromise any material income Tax liability; or

         (xvi) discharge, settle or satisfy any disputed claim, litigation, arbitration, disputed liability or other controversy (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidation financial statements (or the notes thereto) included in the Company SEC Reports or incurred since March 31, 2003 in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar agreements to which the Company or any of its Subsidiaries is a party; provided, however, that the discharge or settlement of any disputed claim, liability or other controversy in the amount of less than $25,000 shall in no event be prohibited by the foregoing;

         (xvii) cancel or terminate any material insurance policy naming the Company or any Subsidiary as a beneficiary or loss payable payee to be canceled or terminated;

         (xviii) enter into any Material Contract, other than in the ordinary and usual course of business consistent with past practice, or terminate, renew or amend in any material respect any of the Material Contracts ;

         (xix) enter into any agreement or arrangement that limits or otherwise restricts the Company or any of its Subsidiaries or any successor thereto or that could, after the Effective Time, limit or restrict the Company or any successor thereto, from engaging or competing in any line of business or in any geographic area;

         (xx) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger or an otherwise permitted by this Agreement);

         (xxi) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Subsidiary;

         (xxii) make or agree to make any commitment or investment or enter into any contract which obligates the Company or any of its Subsidiaries to make payments exceeding $200,000, except in the ordinary course consistent with past practice;

         (xxiii) renew or terminate any significant agreement relating to the distribution of the Company's products outside the United States;

         (xxiv) enter into, or agree or commit to enter into, any agreement, contract, commitment or arrangement that if completed would be in contravention of any of the foregoing; or

         (xxv) Except as otherwise contemplated by Sections 5.17 and 7.05, redeem the Rights or amend or terminate the Rights Agreement, except in connection with any action permitted by Section 7.04(d) or as required by any statute, rule, regulation, injunction, order or decree of any Governmental Entity.

Section 7.02. Shareholder Meeting; Proxy Material. The Company shall cause a meeting of its shareholders (the "COMPANY SHAREHOLDER MEETING") to be duly called and held as soon as reasonably practicable after consummation of the Offer for the purpose of voting on the approval and adoption of this Agreement and the Merger, unless Michigan Law does not require a vote of shareholders of the Company for consummation of the Merger. In connection with such meeting, the Company will (i) promptly prepare and file with the SEC, will use all commercially reasonable efforts to have cleared by the SEC and will thereafter mail to its shareholders as promptly as practicable the Company Proxy Statement and all other proxy materials for such meeting, (ii) use all commercially reasonable efforts to obtain the necessary approvals by its shareholders of this Agreement and the Transactions and (iii) otherwise comply with all legal requirements applicable to such meeting. The Company shall give Parent and its counsel the opportunity to review the Company Proxy Statement and all amendments and supplements thereto, prior to their being filed with the SEC. The Company will notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will promptly supply Parent with reports of all oral communications and copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Company Proxy Statement or the Merger. If at any time prior to the Company Stockholder Meeting there shall occur any event that should be set forth in an amendment or supplement to the Company Proxy Statement, the Company will promptly prepare and mail to its stockholders such an amendment or supplement. The Company will not mail any Company Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects.

Section 7.03. Access to Information. From the date hereof until the Effective Time and subject to applicable law and the Confidentiality Agreement dated as of April 24, 2003 between the Company and Parent (the "CONFIDENTIALITY AGREEMENT"), the Company shall (i) give Parent, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of the Company and the Subsidiaries, (ii) furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and (iii) instruct the employees, counsel, financial advisors, auditors and other authorized representatives of the Company and its Subsidiaries to cooperate with Parent in its investigation of the Company and its Subsidiaries, other than information or documentation relating to Acquisition Proposals made by Third Parties. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries.

Section 7.04.   No Solicitation; Other Offers.

         (a) The Company shall not, and shall not permit any of its Subsidiaries to, and shall use its best efforts to ensure that its officers, directors or employees, or any investment bankers, consultants or other advisors or agents retained by it or any of its Subsidiaries do not solicit, initiate or intentionally encourage the submission of any Acquisition Proposal or engage in discussions or negotiations or furnish to any Person any information with respect to an Acquisition Proposal or knowingly facilitate any effort or attempt to make an Acquisition Proposal. The Company shall, and shall cause its Subsidiaries and the directors, employees and other advisors or agents of the Company and its Subsidiaries to, cease immediately and cause to be terminated all activities, discussions and negotiations, if any, with any Persons conducted prior to the date hereof with respect to any Acquisition Proposal and, to the extent within its power, request that all information concerning the Company and its Subsidiaries in the possession of such Persons and their affiliates, representatives and advisors be returned to the Company or destroyed. Nothing contained in this Agreement shall prevent the Board of Directors from complying with Rule 14d-9 or Rule 14e-2 under the 1934 Act with respect to any Acquisition Proposal or making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors, after consultation with and advice from outside legal counsel, failure to make such disclosure would constitute a breach of the fiduciary duties of the Board of Directors under applicable law or otherwise violate applicable law.

         (b) Notwithstanding the first sentence of Section 7.04(a), the Company may negotiate or otherwise engage in discussions with, and furnish nonpublic information to, any Person in response to an unsolicited Acquisition Proposal by such Person if (i) the Board of Directors determines in good faith after consultation with and advice from the Company Financial Advisor or a financial advisor of nationally recognized reputation, that such Acquisition Proposal may result in a Superior Proposal and (ii) such Person executes a confidentiality agreement no less favorable to the Company than the Confidentiality Agreement (including the standstill provisions thereof).

         (c) The Company shall notify Parent of any Acquisition Proposal (including, without limitation, the material terms and conditions thereof and the identity of the person making it) as promptly as practicable (but in no case later than 24 hours after its receipt, and in any event before providing any information to or entering into discussions or negotiations with any person in connection with the Acquisition Proposal); shall promptly provide Parent with a copy of any written Acquisition Proposal or amendments or supplements thereto; shall promptly inform Parent of the status of any discussions or negotiations with such a third party and any material changes to the terms and conditions of such Acquisition Proposal; and shall promptly deliver to Parent a copy of any information delivered to such person which has not previously been delivered by the Company to Parent.


         (d) Except as permitted by the second sentence of this Section 7.04(d), neither the Board of Directors nor any committee thereof shall (1) withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to Parent, its recommendation to its stockholders, or take any action not explicitly permitted by this Agreement that would be inconsistent with, its approval of the Offer and the Merger, (2) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal or (3) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or similar agreement or document related to any Acquisition Proposal. Notwithstanding the foregoing, the Board of Directors shall be permitted (1) not to recommend to its stockholders acceptance of the Offer and/or approval and adoption of this Agreement and the Merger, (2) to withdraw, or modify in a manner adverse to

Parent, its recommendation to its stockholders, (3) to approve or recommend any Superior Proposal or (4) to terminate this Agreement in accordance with Section 11.01(c)(ii) below and in connection therewith enter into an agreement with respect to such Superior Proposal, but only if (y) the Company has received an Acquisition Proposal which the Board of Directors determines in good faith after consultation with and advice from the Company Financial Advisor or other financial advisor of nationally recognized reputation constitutes a Superior Proposal and (z) the Board of Directors of the Company determines in good faith, after consultation with and advice from outside legal counsel, that the failure to take such action would not be consistent with its fiduciary duties under applicable law.

         (e) For purposes of this Agreement:

                           "Superior Proposal" means any bona fide written
                  Acquisition Proposal, not solicited by the Company or by any affiliate or agent of the Company, which contains no financing contingency, or for which financing is reasonably determined to be available by the Board of Directors, and which the Board of Directors determines in good faith, after consultation with and advice from the Company Financial Advisor or other financial advisor of nationally recognized reputation, and taking into account all the terms and conditions of the Acquisition Proposal is more favorable to the Company's stockholders (in their capacities as stockholders) from a financial point of view than the Offer and Merger.

Section 7.05. Rights Agreement; Takeover Statutes. The Board of Directors of the Company shall take all further action (in addition to that referred to in Section 5.17) necessary (including redeeming the Rights immediately prior to the Effective Time or amending the Rights Agreement) in order to render the Rights inapplicable to this Agreement, the Offer, the Merger, the Voting Agreement, the Top-Up Option or the Transactions. If any Takeover Statute is or may become applicable to this Agreement, the Offer, the Merger, the Voting Agreement, the Top-Up Option or the Transactions, each of Parent and the Company and their respective Boards of Directors shall grant such approvals and take such lawful actions as are necessary to ensure that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, the Offer, the Merger, the Voting Agreement, the Top-Up Option and the Transactions, as applicable, and otherwise act to eliminate or minimize the effects of such statute and any regulations promulgated thereunder on such transactions.

Section 7.06. Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of Shares in the Merger by each individual who is subject to the reporting requirements under
Section 16(a) of the 1934 Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the 1934 Act.

                                    ARTICLE 8
                               COVENANTS OF PARENT

         Parent agrees that:

Section 8.01. Confidentiality. Prior to the Effective Time and after any termination of this Agreement, Parent will hold, and will cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, all documents and information concerning the Company or any of its Subsidiaries furnished to Parent or its Affiliates in connection with the Transactions in accordance with the terms of the Confidentiality Agreement.

Section 8.02. Obligations of Merger Subsidiary. Parent will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Offer and the Merger on the terms and conditions set forth in this Agreement.

Section 8.03. Voting of Shares. Parent agrees to vote or cause to be voted all Shares Beneficially Owned by Parent, the Merger Subsidiary or their Affiliates in favor of adoption of this Agreement at the Company Shareholder Meeting.

Section 8.04. Director and Officer Liability. Parent shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:

         (a) For six years after the Effective Time, the Surviving Corporation shall indemnify and hold harmless each present and former officer and director of the Company and of any Subsidiary of the Company (each an "INDEMNIFIED PERSON") in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent permitted by Michigan Law or provided under the Company's articles of incorporation and bylaws in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

         (b) The Surviving Corporation shall pay all expenses, including reasonable fees and expenses of counsel, that an Indemnified Person may incur in enforcing the indemnity and other obligations provided for in this Section 8.04. The Indemnified Person shall be entitled to control the defense of any action, suit, investigation or proceeding with counsel of his or her own choosing reasonably acceptable to the Surviving Corporation and the Surviving Corporation shall cooperate in the defense thereof, provided that the Surviving Corporation shall not be liable for the fees of more than one counsel for all Indemnified Persons, other than local counsel, in any one jurisdiction, unless a conflict of interest shall be caused thereby, and provided further that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

         (c) At the date on which Merger Subsidiary accepts for payment pursuant to the Offer a number of Shares that satisfies the Minimum Condition (the "Cut-Off Date"), Parent shall arrange for the Company to obtain, and following the Effective Date the Surviving Corporation shall maintain in effect, a fully paid officers' and directors' liability insurance policy in respect of acts or omissions occurring prior to the Cut-Off Date covering each such Indemnified Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount that are no less favorable than those of such policy in effect on the date hereof and extending for a period of six years from the Cut-Off Date. The Board of Directors shall promptly determine in good faith and shall confirm in writing to Parent whether the officers' and directors' liability insurance provided, or proposed to be provided, by the Surviving Corporation is accepted to constitute insurance that is no less favorable as aforesaid, provided that any time after the Cut-Off Date, any determination to such effect must include the approval of a majority of the Independent Directors, and if so approved, shall be binding on

Parent, the Surviving Corporation and all Indemnified Persons. On or after the Cut-Off Date, the Parent shall provide or cause the Company to provide the Independent Directors the same coverage under an officers' and directors' liability insurance policy in respect of acts or omissions occurring on or after the Cut-Off Date as are provided to members of the Board of Directors designated by Parent under Section 2.03.

         (d) The obligations of the Surviving Corporation under this Section
8.04 shall be joint and several obligations of Parent and the Surviving Corporation.

         (e) If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 8.04.

         (f) The rights of each Indemnified Person under this Section 8.04 shall be in addition to any rights such Person may have under the articles of incorporation or bylaws of the Company or any of its Subsidiaries, or under Michigan Law or any other applicable laws. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person and may not be changed as to an Indemnified Person without the consent of the Indemnified Person.

Section 8.05. Employee Benefits after the Merger.

         (a) For at least one year from and after the Effective Time, Parent shall cause the Surviving Corporation to provide those of its and its Subsidiaries' employees who were employed by the Company or its Subsidiaries immediately prior to the completion of the Offer with compensation at least as favorable, in the aggregate, as the compensation provided by the Company and its Subsidiaries to such employees immediately prior to the date hereof, and benefits that are substantially equivalent in the aggregate to those that are provided to employees of Parent having comparable levels of responsibility. The preceding sentence shall not preclude the Parent or the Surviving Corporation or its Subsidiaries at any time following the Effective Time from terminating the employment of any Company employee nor from terminating or amending any Employee Plan in accordance with its terms and applicable law and such benefits.

         (b) Parent shall, or shall cause the Surviving Corporation to, give each Company employee full credit in respect of his or her employment with the Company or its Subsidiaries prior to the Effective Time for purposes of eligibility, vesting, level of benefits and service, other than benefit accrual under any defined benefit plans, under any new employee benefit plans offered by the Surviving Corporation after the Merger ("SURVIVING CORPORATION NEW PLANS") or any benefit plan maintained by Parent in which the Company employee is permitted to participate ("PARENT PLANS") (to the extent that the corresponding Benefit Plan currently provided to Company employees gave such credit).

         (c) From and after the Effective Time, Parent will, or will cause the Surviving Corporation to, (i) cause any pre-existing conditions or limitations and eligibility waiting periods (only to the extent such limitations or waiting periods did not apply to the Company employees under the Benefit Plans) under any group health plans of Parent, or any group health plans constituting Surviving Corporation New Plans, in which Company employees are permitted to participate to be waived with respect to the Company employees and their eligible dependents and (ii) give each Company employee credit for the plan year in which the Effective Time occurs toward applicable deductibles and annual out-of-pocket limits under group health plans of Parent or group health plans constituting Surviving Corporation New Plans for expenses incurred prior to the Effective Time under the Benefit Plans.

         (d) From and after the Effective Time, Parent will, and will cause the Surviving Corporation to, honor, without modification, perform all acts and pay all amounts required or due under or with respect to each Benefit Plan and each agreement which relates to any current or former employee of the Company and its Subsidiaries or the terms of any such employee's employment or termination of employment, including, without limitation, all employment, retention, change of control, employment protection, severance, termination, consulting, deferred compensation, executive pension and retirement, welfare and fringe benefit agreements, plans and programs, except for any modification to any such Benefit Plan or agreement to the extent permitted in accordance with Section 8.05(a).

         (e) Parent acknowledges and agrees that the consummation of the Transactions will constitute a "change of control" of the Company for purposes of each Benefit Plan and each program, policy and agreement covering any current or former employee of the Company and its Subsidiaries and, accordingly agrees to, and agrees to cause the Surviving Corporation to, honor all provisions under such Benefit Plans, programs, policies and agreements relating to a change of control.

         (f) Notwithstanding the foregoing, nothing in this Section 8.05 shall preclude Parent from seeking to (i) modify any employment agreement with the consent of the affected employee or employees or (ii) modify any Benefit Plan to the extent such modification is permitted by the terms of such Benefit Plan and is consistent with Section 8.05(a).

         (g) It is the intention of the parties hereto that, as soon as the Parent determines that it is administratively feasible to do so after the Effective Time, the Profit Sharing Plan of Comshare, Incorporated (the "COMSHARE PLAN") shall be merged into the Parent's tax-qualified 401(k) Plan (the "PARENT'S 401(k) PLAN") in accordance with the terms and conditions of Section 414(l) of the Code; provided, however, that the Parent, prior to the Effective Time, has determined in its sole discretion that the Comshare Plan is in compliance in all material respects with the provisions of ERISA and the Code and that the merger of said Plans would not result in any undue administrative burden for the Parent, including but not limited to incompatible assets and protected rights and features with respect to the Comshare Plan. At the Parent's request the Company shall terminate the Comshare Plan by resolution adopted prior to the Determination Time, to become effective immediately prior to the Merger Subsidiary acquiring 80% or more of the combined voting power of all classes of capital stock of the Company or 80% or more of the value of shares of all classes of capital stock of the Company, on terms acceptable to the Parent and shall simultaneously amend the Comshare Plan to the extent necessary to comply with all applicable law to the extent not previously amended. The Parent agrees that the Parent will cause the Parent's 401(k) Plan to accept direct rollovers of "eligible rollover distributions" within the meaning of Section 402(c) of the Code (including, but not limited to, outstanding plan loans) made with respect to the Company's employees pursuant to the Comshare Plan by reason of the transactions contemplated by this Agreement. Rollover amounts contributed to Parent's 401(k) Plan in accordance with this Section 8.05(g) shall be held in a separate rollover account which shall at all times be 100% vested and shall be invested in accordance with the provisions of the Parent's 401(k) Plan.

Section 8.06. Financing. Parent shall provide the Required Cash Amount to Merger Subsidiary no later than the dates on which Merger Subsidiary is required to make payments of the Required Cash Amount under this Agreement.

                                    ARTICLE 9
                       COVENANTS OF PARENT AND THE COMPANY

         The parties hereto agree that:

Section 9.01.   Commercially Reasonable Efforts.

         (a) Subject to the terms and conditions of this Agreement and subject to the fiduciary duties under applicable law of the directors of the Company (as determined by such directors in good faith), Company and Parent will use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Transactions, including but not limited to making all filings with the SEC necessary to consummate such transactions. In furtherance and not in limitation of the foregoing, each of Parent and Company agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions as promptly as practicable and in any event within ten business days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. Anything to the contrary in the foregoing notwithstanding, the parties hereby agree that no party hereto will be required to take or commit itself to take any action, including, without limitation, the proposing, negotiating, committing to or effecting, by consent decree, "hold separate" order or otherwise, the sale, divestiture or disposition of assets or businesses of Parent (or any of its Subsidiaries, including the Surviving Corporation), if such action would limit Parent or its Subsidiaries' freedom of action with respect to, or its ability to retain, one or more of its Subsidiaries' businesses, product lines or assets after the Effective Date.

         (b) In connection with the efforts referenced in Section 9.01(a) to obtain all requisite approvals and authorizations for the Transactions under the HSR Act or any other Antitrust Law, each of Parent and Company shall use all commercially reasonable efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) keep the other party informed in all material respects of any material communication received by such party from, or given by such party to, the Federal Trade Commission (the "FTC"), the Antitrust

Division of the Department of Justice (the "DOJ") or any other governmental authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions and (iii) permit the other party to review any material communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any such other governmental authority or, in connection with any proceeding by a private party, with any other Person.

Section 9.02. Certain Filings. The Company and Parent shall cooperate with one another (i) in connection with the preparation of the Company Disclosure Documents and the Offer Documents, (ii) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the Transactions and (iii) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Company Disclosure Documents or the Offer Documents and seeking timely to obtain any such actions, consents, approvals or waivers.

Section 9.03. Public Announcements. Parent and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the Transactions and, except as may be required by applicable law or any listing agreement with The Nasdaq Stock Market, Inc. or any national securities exchange, will not issue any such press releases or make any such public statement prior to such consultation.

Section 9.04. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 9.05. Merger Without Meeting of Shareholders. If Parent, Merger Subsidiary or any other Subsidiary of Parent shall acquire at least 90% of the outstanding Shares pursuant to the Offer or otherwise, the parties hereto agree to take all necessary and appropriate action to cause the Merger to be effective as soon as practicable after the acceptance for payment and purchase of Shares pursuant to the Offer without a meeting of shareholders of the Company in accordance with Michigan Law.

                                   ARTICLE 10
                            CONDITIONS TO THE MERGER

Section 10.01. Conditions to Obligations of Each Party. The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

         (a) if required by Michigan Law, this Agreement shall have been approved and adopted by the shareholders of the Company in accordance with Michigan Law;

         (b) any applicable waiting period under the HSR Act or comparable period under the Antitrust Laws of other applicable jurisdictions relating to the Merger shall have expired or been terminated;

         (c) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger upon the terms contemplated hereby; and

         (d) Merger Subsidiary shall have purchased Shares pursuant to the Offer.

                                   ARTICLE 11
                                   TERMINATION

Section 11.01. Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after approval of the Merger by the stockholders of the
Company:

         (a) by mutual written consent of Parent and the Company;

         (b) by either the Company or Parent:

                  (i) if any court or Governmental Entity shall have issued an order (other than a temporary restraining order), decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their commercially reasonable efforts, subject to Section 9.01 hereof, to lift) restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

                  (ii) if (x) the Offer shall have expired without any Shares being purchased therein or (y) Parent or Merger Subsidiary shall not have accepted for payment, and paid for, all Shares tendered pursuant to the Offer by October 1, 2003, provided that the right to terminate this Agreement under this
Section 11.01(b)(ii) shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of Parent or Merger Subsidiary to purchase the Shares pursuant to the Offer;

                  (iii) any Person, other than Parent, Merger Subsidiary or their Affiliates, consummates a tender offer or other transaction pursuant to which such Person becomes the beneficial owner of more than fifty (50%) percent of the then outstanding Shares.

         (c) by the Company:

                  (i) if Parent and/or Merger Subsidiary fails to commence the Offer as provided in Section 2.01 hereof; provided, that the Company may not terminate this Agreement pursuant to this Section 11.01(c)(i) if the Company is at such time in breach of its obligations under this Agreement so as to (A) cause a Material Adverse Effect on the Company or (B) prevent or materially hinder or delay the purchase of the Shares pursuant to the Offer or the Merger;

                  (ii) in connection with its entering into a definitive agreement with respect to a Superior Proposal, to the extent otherwise permitted by this agreement, if (x) the Company provides written notice to Parent and Merger Subsidiary of the material terms and conditions of an Acquisition Proposal which the Board of Directors has determined in good faith, after consultation with and advice from the Company Financial Advisor or other financial advisor of nationally recognized reputation and outside legal counsel, constitutes a Superior Proposal, (y) on or after the third Business Day following delivery of such written notice, the Board of Directors reasonably determines, based upon the advice of such financial advisor, that any proposal made by Parent and Merger Subsidiary in writing with respect to the Offer, within such time period, supplementing the terms and conditions of the Offer, is not at least as favorable to the Company and the Company's stockholders as the terms and conditions of such Acquisition Proposal specified in (i) above; or

                  (iii) if (x) Parent or Merger Subsidiary shall have breached or failed to perform in all material respects any of their obligations under this Agreement, or any of the representations and warranties of the Parent or Merger Subsidiary contained in this Agreement shall not be true in all material respects as of the date of this Agreement or at any time prior to the Effective Date as if made at and as of such time (except as to any representation or warranty which speaks as of a specific date, which must be untrue as of such date) and (y) such breach or failure to perform obligations, or failure of the representations and warranties to be true, cannot be or has not been cured, in all material respects, within 15 days after the giving of written notice to Parent or Merger Subsidiary.

         (d) by Parent:

                  (i) if, due to an occurrence, not resulting from a breach by Parent or Merger Subsidiary of their obligations hereunder, which makes it impossible to satisfy any of the conditions set forth in Annex A hereto, Parent or Merger Subsidiary shall have failed to commence the Offer in the time period provided in Section 2.01 hereof; or

                  (ii) if, prior to the consummation of the Offer, the Company shall have breached any representation, warranty, covenant or other agreement contained in this Agreement which (y) gives rise to the failure of a condition set forth in paragraph (c) or (d) of Annex A hereto and (z) cannot be or has not been cured, in all material respects, within the later of 15 days after the giving of written notice to the Company or the initial expiration of the Offer (or such later date upon which the Offer shall expire in accordance with Section
2.01 of the Agreement); or

                  (iii) if, whether or not permitted to do so, the Board of Directors shall have withdrawn or modified in a manner adverse to Parent or Merger Subsidiary, or shall have failed, at the written request of Parent, to reaffirm within 5 Business Days after the request, its approval or recommendation of the Offer, the Merger or the Agreement, or shall have approved or recommended any Acquisition Proposal; or

                  (iv) if, whether or not permitted to do so, the Company shall have entered into a written acquisition agreement agreeing to an Acquisition Proposal, including a Superior Proposal otherwise entered into in accordance with the terms of this Agreement.

Section 11.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 11.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Subsidiary or the Company, other than the provisions of Section 7.04(b), Section 8.01, this Section 11.02,
Section 11.03, and Article 12 (other than Section 12.02); provided that if such termination shall result from the (i) failure of either party to perform a covenant or agreement hereof or (ii) breach by Parent of its representation contained in Section 6.07(a), such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such failure or breach.

Section 11.03.   Fees and Expenses

         (a) If (i) Parent terminates this Agreement pursuant to Section 11.01(d) (iv) or (ii) the Company terminates this Agreement pursuant to Section 11.01(c)(ii), or either party terminates this Agreement pursuant to Section 11.01(b)(iii), then, in any such case, the Company shall pay, or cause to be paid to Parent, at the time of termination, a termination fee in the amount of One Million Eight Hundred Fifty Thousand ($1,850,000) Dollars (the "TERMINATION FEE") plus an amount equal to Parent's actual and reasonably documented out-of-pocket expenses incurred by Parent after the date hereof in connection with the Offer, the Merger, this Agreement and the consummation of the Transactions, including, without limitation, the fees and out-of-pocket expenses payable to all banks, investment banking firms and other financial institutions and their respective agents and counsel incurred in connection with acting as Parent's financial advisor with respect to the Transactions, up to an aggregate of Seven Hundred Fifty Thousand ($750,000) Dollars (the "Expenses"). (Wherever the capitalized term "Expenses" is used in this Agreement, it shall refer to Expenses up to Seven Hundred Fifty Thousand ($750,000) Dollars.)

         (b) Any payments required to be made pursuant to this Section 11.03 shall be made by wire transfer of same day funds to an account designated by Parent. The Company acknowledges that the agreements contained in this Section
11.03 are an integral part of the Transactions, and that, without these agreements Parent would not have entered into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to Section 11.03, and, in order to obtain such payment, Parent commences a suit (i) which results in a judgment against the Company for the fee set forth in this Section 11.03, the Company shall pay to Parent, and (ii) in the event that Parent does not substantially prevail in such suit, the Parent shall pay to the Company, its costs and expenses (including attorneys' fees) in connection with such suit, together with interest from the date of termination of this Agreement on the amounts owed at the prime rate of Harris Trust and Savings Bank in effect from time to time during such period.

         (c) Except as otherwise provided herein, all fees and expenses incurred in connection with the Offer, the Merger, this Agreement and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Offer or the Merger is consummated.

         (d) In the event the Company is required to pay Parent any amount pursuant to this Section 11.03, such payment shall be Parent's and Merger Subsidiary's exclusive remedy for Company's termination and/or breach of the Agreement.

                                   ARTICLE 12
                                  MISCELLANEOUS

Section 12.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

                           if to Parent or Purchaser, to:

                           Geac Computer Company Limited
                           11 Allstate Parkway, Suite 300
                           Markham, Ontario L3R 9T8
                           Facsimile:  (905) 940-3722
                           Attention:  Chief Executive Officer

                           with copies (which shall not constitute notice) to:

                  `        Blake, Cassels & Graydon LLP
                           Commerce Court West
                           199 Bay Street, Suite 2800
                           Toronto, Ontario M5L 1A9
                           Facsimile:  (916) 863-2653
                           Attention:  Craig Thorburn, Esq.

                           Foley Hoag LLP
                           World Trade Center West
                           155 Seaport Boulevard
                           Boston, Massachusetts  02210
                           Facsimile:  (617) 832-1000
                           Attention:  Robert W. Sweet, Jr., Esq.

                  If to the Company, to:

                           Comshare Incorporated
                           555 Briarwood Circle
                           Ann Arbor, MI  48108
                           Facsimile:  (734) 205-0143
                           Attention:  Chief Executive Officer

                           With a copy (which shall not constitute notice) to:

                           Dykema Gossett PLLC
                           400 Renaissance Center
                           Detroit, Michigan  48243
                           Attention:  Thomas S. Vaughn, Esq.

                           Fax:     (313) 568-6915

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Section 12.02. Survival of Representations and Warranties. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time, except for the agreements contained herein (including in Sections 8.04 and 8.05) and any other agreement that by their terms apply or are to be performed in whole or in part after the Effective Time.

Section 12.03.   Amendments; No Waivers.

         (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective, provided that, after the adoption of this Agreement by the shareholders of the Company and without their further approval, no such amendment or waiver shall reduce the amount or change the kind of consideration to be received in exchange for the Shares.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 12.04. Successors and Assigns. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Parent or Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to purchase all or a portion of the Shares pursuant to the Offer, but no such transfer or assignment will relieve Parent or Merger Subsidiary of its obligations under the Offer or prejudice the rights of tendering shareholders to receive payment for Shares validly tendered and accepted for payment pursuant to the Offer.

Section 12.05. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Michigan (regardless of the laws that might be applicable under principles of conflicts of law).

Section 12.06. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions may be brought in any federal court located in the State of Michigan or any Michigan state court, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party by notice as provided in Section
12.01 shall be deemed effective service of process on such party.

Section 12.07. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.08. Counterparts; Effectiveness; Benefit. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Except as provided in Sections 8.04 and 8.05, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

Section 12.9. Entire Agreement. This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

Section 12.10. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

Section 12.11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 12.12. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.


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

Section 12.13. No Prejudice. This Agreement has been jointly prepared and negotiated by the parties hereto and the terms hereof shall not be construed in favor of or against any party on account of its participation in such preparation.

                           [Signatures on next page.]


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

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                  COMSHARE, INCORPORATED

                                  By: /s/ Dennis Ganster
                                     --------------------------------

                                  Name: Dennis Ganster

                                  Title: Chairman & CEO



                                  GEAC COMPUTER CORPORATION LIMITED

                                  By: /s/ Paul D. Birch
                                     --------------------------------

                                  Name:   Paul D. Birch

                                  Title:  President and Chief Executive Officer



                                  CONDUCTOR ACQUISITION CORP.

                                  By: /s/ Paul D. Birch
                                     --------------------------------

                                  Name:   Paul D. Birch

                                  Title:  President and Chief Executive Officer

                                                                         ANNEX A

                             CONDITIONS TO THE OFFER

         Capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement and Plan of Merger (the "AGREEMENT") of which this Annex A is a part. Notwithstanding any other provision of the Offer, Merger Subsidiary shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) promulgated under the 1934 Act (relating to the obligation of Merger Subsidiary to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for any tendered Shares and (subject to any such rules or regulations) may delay the acceptance for payment of or the payment for any tendered Shares and (except as provided in the Agreement) amend or terminate the Offer without accepting for payment any tendered shares if (i) there are not validly tendered (and not properly withdrawn) prior to the expiration date for the Offer (as extended in accordance with Section 2.01(b) of this Agreement) (the "DETERMINATION TIME") that number of Shares which, when added to any such Shares owned by Parent or any of its affiliates, will at least satisfy the Minimum Condition, (ii) by the Determination Time any applicable waiting period under the HSR Act or any laws, rules or regulations analogous to the HSR Act existing in foreign jurisdictions has not expired or been terminated, (iii) prior to the Determination Time the Agreement shall have been terminated in accordance with its terms or (iv) at the Determination Time any of the following events shall have occurred and be continuing:

         (a) there shall be threatened or pending any suit, action or proceeding by any Governmental Entity (i) seeking to prohibit or impose any material limitations on Parent's or Merger Subsidiary's ownership or operation (or that of any of their respective subsidiaries or affiliates) of all or a material portion of the Company's businesses or assets, (ii) seeking to compel Parent or Merger Subsidiary or their respective subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, (iii) challenging the acquisition by Parent or Merger Subsidiary of any Shares pursuant to the Offer or the Merger,
(iv) seeking to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other Transactions, (v) seeking to obtain from the Company any damages as a result of the Offer or the Merger that would be reasonably expected to have a Material Adverse Effect on the Company,
(vi) rendering Merger Subsidiary unable, to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer and the Merger, or
(vii) seeking to impose material limitations on the ability of Merger Subsidiary or Parent effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders; or

         (b) there has been any statute, rule, regulation, injunction, order or decree enacted, enforced, promulgated, issued or deemed applicable to the Offer or the Merger by any Governmental Entity that results in any of the consequences referred to in clauses (i) or (ii) of paragraph (a) above; or

         (c) any representation or warranty of the Company contained in the Agreement (disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect or any similar standard or qualification) shall not be true and correct in all respects as of the Determination Time, as if made at and as of such time (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case such representation or warranty shall not be true and correct as of such date), and the failure of such representation or warranty to be true and correct would reasonably be expected to have a Material Adverse Effect on the Company, provided that such breach is incapable of being cured or has not been cured prior to the initial expiration date of the Offer (or such later date upon which the Offer shall expire in accordance with Section 2.01 of the Agreement); or

         (d) the Company shall have failed to perform or comply with any of its obligations, covenants or agreements contained in the Agreement required to be performed or complied with at or prior to the Determination Time, and such failure would reasonably be expected to have a Material Adverse Effect on the Company, provided that such failure to perform or comply is incapable of being cured or has not been cured prior to the initial expiration date of the Offer (or such later date upon which the Offer shall expire in accordance with Section
2.01 of the Agreement); or

         (e) the Board of Directors or any committee thereof (i) shall have withdrawn or modified in a manner adverse to Parent or Merger Subsidiary (including by amendment of the Schedule 14D-9) its approval or recommendation of the Offer, the Merger or the Agreement or recommended or approved any Acquisition Proposal or (ii) shall fail to reaffirm its approval or recommendation of the Offer, the Merger Agreement or the Merger, after Merger Subsidiary's written request that it do so within 5 Business Days after the request, or (iii) shall have resolved to do any of the foregoing, and, in the reasonable good faith judgment of Parent or Merger Subsidiary, the condition or event described in the foregoing paragraphs (a) through (f), regardless of the circumstances giving rise to such event or condition, makes it inadvisable to proceed with the Offer or the acceptance for payment of or payment for the Shares; provided, in any such case, that Merger Subsidiary and Parent have performed all of their respective obligations under
Section 9.01 herein.

         The foregoing conditions (x) are for the sole benefit of Parent and Merger Subsidiary and (y) may be asserted by Parent and Merger Subsidiary, and, except for the (1) Minimum Condition or (2) expiration or termination or any applicable waiting period under the HSR Act or foreign laws, and otherwise subject to the terms of the Agreement, may be waived by Parent and Merger Subsidiary, in whole or in part, at any time and from time to time, in the sole discretion of Parent and Merger Subsidiary. The failure of Parent or Merger Subsidiary at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and each right shall be deemed a continuing right which may be asserted at any time and from time to time. Should the Offer be terminated pursuant to the foregoing provisions, all tendered Shares not theretofore accepted for payment pursuant thereto shall forthwith be returned to the tendering stockholders.



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









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